EXHIBIT 2
                         ========================






                        AGREEMENT AND PLAN OF MERGER


                                  between


                           OSI ACQUISITION, INC.


                                    and


                    O'SULLIVAN INDUSTRIES HOLDINGS, INC.


                          Dated as of May 17, 1999






                         ========================

                             TABLE OF CONTENTS

                                                                         Page

ARTICLE 1.................................................................2
     1. Intentionally Omitted.............................................2
ARTICLE 2.................................................................2
     2. The Merger........................................................2
           2.1.  The Merger...............................................2
           2.2.  The Closing..............................................2
           2.3.  Effective Time...........................................2
           2.4.  Certificate of Incorporation, Bylaws, Directors and
                   Officers of the Surviving Corporation..................2
           2.5.  Additional Actions.......................................3
ARTICLE 3.................................................................4
     3. Effect of the Merger on Securities of Purchaser and the
          Company.........................................................4
           3.1.  Purchaser Stock..........................................4
           3.2.  Company Securities.......................................4
           3.3.   Exchange of Certificates Representing Common
                    Stock.................................................6
           3.4.  Adjustment of Merger Consideration.......................8
           3.5.  Dissenting Company Stockholders..........................8
           3.6.  Adjustment of Merger Consideration, the Retained
                    Share Merger Consideration and Option
                    Consideration..........................................9
ARTICLE 4.................................................................10
     4. Representations and Warranties of the Company.....................10
           4.1.  Existence; Good Standing; Corporate Authority............10
           4.2.  Authorization, Validity and Effect of Agreements.........11
           4.3.  Compliance with Laws.....................................11
           4.4.  Capitalization...........................................11
           4.5.  Subsidiaries.............................................12
           4.6.  No Violation.............................................13
           4.7.  Company Reports..........................................13
           4.8.  Litigation...............................................14
           4.9.  Absence of Certain Changes...............................14
           4.10. Taxes....................................................14
           4.11. Employee Benefit Plans...................................16
           4.12. Labor and Employment Matters.............................17
           4.13. Brokers..................................................17
           4.14. Intellectual Property Rights; Year 2000 Compliance.......17
           4.15. Permits..................................................18
           4.16. Environmental Compliance.................................19
           4.17. Title to Assets..........................................20
           4.18. Insurance Policies.......................................20
           4.19. Material Contracts.......................................20
           4.20. Opinion of Financial Advisor.............................21
           4.21. Rights Agreement.........................................21
           4.22. No Undisclosed Liabilities...............................21
           4.23. Real Property............................................22
           4.24. Debt Instruments.........................................23
           4.25. Rabbi Trust..............................................23
           4.26. Special Committee........................................23
           4.27. Board Recommendation.....................................23
           4.28. Required Company Vote....................................24
ARTICLE 5.................................................................24
     5. Representations and Warranties of Purchaser.......................24
           5.1.  Existence; Good Standing; Corporate Authority............24
           5.2.  Authorization, Validity and Effect of Agreements.........24
           5.3.  No Violation.............................................25
           5.4.  Interim Operations of Purchaser..........................25
           5.5.  Financing................................................25
           5.6.  Litigation...............................................25
ARTICLE 6.................................................................26
     6. Covenants.........................................................26
           6.1.  Alternative Proposals....................................26
           6.2.  Interim Operations.......................................27
           6.3.  Company Stockholder Approval; Proxy Statement............30
           6.4.  Filings; Other Action....................................32
           6.5.  Access to Information....................................33
           6.6.  Publicity................................................33
           6.7.  Further Action...........................................34
           6.8.  Insurance; Indemnity.....................................34
           6.9.  Employee Benefit Plans...................................36
           6.10. State Takeover Laws......................................36
           6.11. Delisting................................................37
           6.12. Litigation...............................................37
           6.13. Rights Agreement.........................................37
           6.14. Substitute Financing Commitments.........................37
ARTICLE 7.................................................................37
     7. Conditions........................................................37
           7.1.  Conditions to Each Party's Obligation to Effect the
                   Merger.................................................37
           7.2.  Conditions to Obligation of Purchaser to Effect the
                   Merger.................................................38
           7.3.  Conditions to the Obligation of the Company..............39
ARTICLE 8.................................................................40
     8. Termination.......................................................40
           8.1.  Termination..............................................40
           8.2.  Effect of Termination and Abandonment....................42
           8.3.  Fees and Expenses........................................42
           8.4.  Extension; Waiver........................................44
ARTICLE 9.................................................................45
     9. General Provisions................................................45
           9.1.  Nonsurvival of Representations and Warranties............45
           9.2.  Notices..................................................45
           9.3.  Assignment; Binding Effect...............................45
           9.4.  Entire Agreement.........................................46
           9.5.  Governing Law............................................46
           9.6.  Fee and Expenses.........................................46
           9.7.  Certain Definitions......................................47
           9.8.  Headings.................................................48
           9.9.  Interpretation...........................................48
           9.10. Waivers..................................................48
           9.11. Severability.............................................48
           9.12. Enforcement of Agreement.................................49
           9.13. Counterparts.............................................49
           9.14. Specific Performance.....................................49
           9.15. Time Is of the Essence...................................49
           9.16. Waiver of Jury Trial.....................................49


Exhibits:

Exhibit 3.2      Retained Shares
Exhibit 5.5      Commitment Letters
Exhibit 9.7      Terms of Senior Preferred Stock

                        AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 17, 1999, between OSI Acquisition, Inc., a Delaware corporation
("Purchaser"), and O'Sullivan Industries Holdings, Inc., a Delaware corporation (the "Company").

                                  RECITALS

          WHEREAS, the Board of Directors of the Company (the "Company Board" or the "Board") has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined herein), are advisable and are fair to and in the best interests of the stockholders of the Company, (ii) determined that the consideration to be paid in the Merger is fair to and in the best interests of the stockholders of the Company, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iv) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by such stockholders and (v) received a written opinion of the Financial Advisor (as defined in Section 4.13) as set forth in
Section 4.20 herein;

          WHEREAS, the Company Board and the Board of Directors of Purchaser have approved the merger of Purchaser with and into the Company with the Company as the surviving corporation as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), whereby (i) each issued and outstanding share of the common stock, par value $1.00 per share ("Common Stock"), of the Company (other than shares held as treasury stock by the Company, other than Retained Shares (as defined below) and other than Dissenting Common Stock (as defined herein) (the "Shares") shall be converted into the right to receive the Merger Consideration (as defined herein) and (ii) each Retained Share shall be converted into the right to receive Retained Share Merger Consideration (as defined herein);

          WHEREAS, it is intended that the Merger be a recapitalization for financial accounting purposes; and

          WHEREAS,    the   parties   hereto   desire   to   make   certain
representations, warranties, covenants and agreements in connection with the merger.

          NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                 ARTICLE 1

     1.   [Intentionally Omitted]

                                 ARTICLE 2

     2.   The Merger.
          ----------

          2.1.  The Merger.  At the  Effective  Time (as defined in Section
2.3), subject to the terms and conditions of this Agreement and the applicable provisions of the DGCL, Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the DGCL.

          2.2. The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, at 10:00 a.m., local time, on the second business day following the satisfaction (or waiver if permissible) of the conditions set forth in Article 7, unless another place, date or time is agreed to in writing by the Company and Purchaser. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

          2.3. Effective Time. Simultaneously with the Closing, the parties hereto shall cause a Certificate of Merger meeting the requirements of
Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

          2.4. Certificate of Incorporation, Bylaws, Directors and Officers of the Surviving Corporation. Unless otherwise agreed by the Company and Purchaser prior to the Closing, at the Effective Time:

          (a) The Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as provided by law and by such Certificate of Incorporation) the certificate of incorporation of the Surviving Corporation, except that the Certificate of Incorporation shall be amended to (i) eliminate the Series A Junior Participating Preferred Stock, (ii) add the Senior Preferred Stock having the rights, designations and preferences substantially as set forth in Exhibit 9.7 hereof and (iii) create the junior preferred stock, par value $1.00 per share, on terms and conditions satisfactory to Purchaser in its sole discretion (such junior preferred stock of the Surviving Corporation, hereinafter referred to as the "Junior Preferred Stock");

          (b) The Bylaws of the Company as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as provided by law, its Certificate of Incorporation and its Bylaws, as applicable) the Bylaws of the Surviving Corporation;

          (c) The officers of the Company immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal; and

          (d) The directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

          2.5. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or the Subsidiaries (as defined in Section 4.1 hereof), or (b) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such action.

                                 ARTICLE 3

     3.   Effect of the Merger on Securities of Purchaser and the Company.
          ---------------------------------------------------------------

          3.1. Purchaser Stock. At the Effective Time, each share of common stock, $.01 par value per share, of Purchaser that is outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, $1.00 par value per share, of the Surviving Corporation, and each share of preferred stock, par value $1.00 per share, of Purchaser that is outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Junior Preferred Stock.

          3.2.  Company  Securities.  (a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) $17.50 in cash, without interest thereon (the "Per Share Cash Amount") and (ii) one (1) share of Senior Preferred Stock (as hereinafter defined and, together with the Per Share Cash Amount, the "Merger Consideration"). The persons set forth on the list attached hereto as Exhibit 3.2 shall have the right to elect, by written notice to the Company and the Purchaser prior to the Effective Time, to exchange, in the aggregate, up to the number of shares of Common Stock set forth on Exhibit 3.2 (each share of Common Stock elected to be exchanged, a "Retained Share" and collectively, the "Retained Shares") into the right to receive, in lieu of the Merger Consideration, such number and type of Surviving Corporation securities as shall be determined by the Purchaser and the electing person prior to the Effective Time (the "Retained Share Merger Consideration"). Purchaser and each electing person shall provide the Company, prior to the Effective Time, with the number of shares of Common Stock for which the person elects to treat as Retained Shares. The persons set forth on the attached Exhibit 3.2 shall be entitled to receive in the aggregate no more than 27.0% of the Surviving Corporation's common equity securities whether as Retained Share Merger Consideration or pursuant to Section 3.1.

          (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of Common Stock (other than Retained Shares) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Common Stock (other than Purchaser and holders of Retained Shares) shall thereafter cease to have any rights with respect to such shares of Common Stock, except the right to receive, without interest, the Merger Consideration in accordance with Section 3.3 upon the surrender of a certificate or certificates (a "Certificate") representing such shares of Common Stock. At the Effective Time, each Retained Share shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become such number and type of shares of the Surviving Corporation as shall be designated on Exhibit 3.2 to be provided by Purchaser to the Company prior to the Effective Time and consented to in writing by each stockholder listed thereon.

          (c) Each share of Common Stock issued and held in the Company's treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

          (d) For purposes of this Agreement, the term "Option" means each unexercised option, warrant or other security (other than Retained Options, as defined below, but otherwise including any Company Stock Option, as hereafter defined) pursuant to which the holder thereof has the right to purchase Common Stock from the Company (whether or not such option is vested or exercisable) that is outstanding at the Effective Time. The term "Company Stock Options" means each outstanding option to purchase shares of Common Stock (a "Company Stock Option") issued under the Company Stock Option Plan (as defined in Section 9.7 hereof), as amended from time to time. The Company shall use its commercially reasonable efforts to modify or amend each Company Stock Option Plan or take such other action as may be reasonably necessary or appropriate in order that as of the Effective Time, each Option that by its terms is exercisable from and after the Effective Time and has an exercise price which is less than $19.25 per share, (each, an "In the Money Option") shall be extinguished and represent at the Effective Time the right to receive one (1.0) share of Senior Preferred Stock for each share of Common Stock issuable upon exercise of such In the Money Option, and a cash amount equal to the product of (w) the excess, if any, of the Per Share Cash Amount over the exercise price of such Option (the "Cash Option Amount") multiplied by (x) the aggregate number of shares of Common Stock issuable upon the exercise in full of such Option as of the Effective Time; provided, however, that each In the Money Option with an exercise price in excess of the Per Share Cash Amount shall entitle the holder thereof to receive only a number of shares of Senior Preferred Stock equal to the product of (y) a fraction, the numerator of which is equal to $19.25 minus the exercise price and the denominator of which is $1.75 (the initial liquidation preference of the Senior Preferred Stock), multiplied by (z) the aggregate number of shares of Common Stock issuable upon the exercise in full of such Option as of the Effective Time; provided further, that each holder of any In the Money Options shall be entitled to receive cash in lieu of any fractional shares of Senior Preferred Stock held thereby. The Company shall (i) use its commercially reasonable best efforts to obtain any necessary consents from holders of Options to terminate the Company Stock Option Plan; (ii) terminate the Company Stock Option Plan as of the Effective Time; (iii) terminate the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary as of the Effective Time, and (iv) use its commercially reasonable best efforts to ensure that following the Effective Time no participant in the Company Stock Option Plan or other plans, programs or arrangements of the Company or any of the Subsidiaries shall have any right thereunder to acquire or participate in changes in value of equity securities of the Company, the Surviving Corporation, or any of the Subsidiaries. The persons set forth on the list attached as Exhibit 3.2 shall have the right to elect, by notice to the Company and the Purchaser prior to the Effective Time, to exchange up to the number of Company Stock Options held by such person and set forth on such Exhibit 3.2 (as agreed by the Purchaser prior to the Effective Time) ("Retained Options") into options to receive shares of the Surviving Corporation's preferred securities. The number of Retained Options and the number of new options for which the Retained Options may be exchanged, with respect to each person set forth on such Exhibit 3.2, shall be designated on Exhibit 3.2 and consented to in writing by each option holder listed thereon prior to the Effective Time.

          3.3. Exchange of Certificates Representing Common Stock. (a) Prior to the Effective Time, Purchaser shall appoint a commercial bank or trust company, subject to the reasonable satisfaction of both Purchaser and the Company, to act as paying agent, registrar and transfer agent hereunder for payment of the Merger Consideration upon surrender of Certificates (the "Paying Agent"). Purchaser shall take all steps necessary to cause the Surviving Corporation at the Closing to provide the Paying Agent with (i) cash in amounts necessary to pay (the "Exchange Fund") (A) the Per Share Cash Amount for all the shares of Common Stock pursuant to Section 3.2(a) and (B) the Options, pursuant to Section 3.2(d), and (ii) a stock certificate issued in the name of the Paying Agent (or its nominee) representing the number of shares of Senior Preferred Stock deliverable pursuant to Section 3.2. The Paying Agent shall act as the registrar and the transfer agent for the Senior Preferred Stock and shall be authorized to issue to each holder of a Certificate a new certificate representing that number of shares of Senior Preferred Stock to which such holder is entitled as set forth in Section 3.3(b).

          (b) As promptly as possible after the Effective Time, Purchaser shall cause the Paying Agent to mail to each holder of record of shares of Common Stock (other than the holders of record of Dissenting Common Stock, as defined in Section 3.5) (i) a notice of the effectiveness of the Merger;
(ii) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and which letter shall be in such form and have such other provisions as are customary for letters of this nature and (iii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Paying Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and the Purchaser shall cause the Paying Agent to issue to such holder, the amount of cash and the number of shares of Senior Preferred Stock into which shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.2, and the shares represented by the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, payment may be made with respect to such Common Stock to such a transferee if the Certificate representing such shares of Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrender as contemplated by this Article 3, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon surrender the Merger Consideration applicable to the shares of Common Stock evidenced by such Certificate.

          (c) The Merger Consideration issued upon surrender of Certificates in accordance with this Section 3.3 shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Common Stock formerly represented thereby. At or after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article 3.

          (d) Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Paying Agent in respect of all such funds) that remains undistributed to the former stockholders of the Company nine months after the Effective Time shall be delivered to the Surviving Corporation upon demand. Any former stockholders of the Company who have not theretofore complied with this Article 3 shall, subject to
Section 3.3(e), thereafter look only to the Surviving Corporation for payment of any Merger Consideration, without any interest thereon, that may be payable in respect of each share of Common Stock such stockholder holds as determined pursuant to this Agreement. All income earned in connection with the Exchange Fund shall be for the benefit of the Surviving Corporation and, at the same time, all risks and losses incurred by the Exchange Fund shall be borne by the Surviving Corporation. Accordingly, Purchaser and the Surviving Corporation hereby guarantee or will otherwise ensure that the Paying Agent has sufficient funds to pay the Merger Consideration pursuant to this Section 3.3.

          (e) None of Purchaser, the Company, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of shares of Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim which may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

          3.4. Adjustment of Merger Consideration. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Merger Consideration shall be appropriately adjusted.

          3.5. Dissenting Company Stockholders. Notwithstanding any provision of this Agreement to the contrary, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Common Stock who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the "Dissenting Common Stock") will not be exchangeable for the right to receive the Merger Consideration, and holders of such shares of Dissenting Common Stock will receive a notice of the effectiveness of the Merger and will be entitled to receive payment of the appraised value of such shares of Common Stock in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Common Stock will thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive, upon surrender as provided above, the Merger Consideration, if any, to which such holder is entitled without any interest thereon. The Company will give Purchaser prompt notice of any demands received by the Company for appraisals of shares of Common Stock prior to the Effective Time and Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

          3.6. Adjustment of Merger Consideration, the Retained Share Merger Consideration and Option Consideration. The Merger Consideration, the Retained Share Merger Consideration and the Option Consideration, each payable pursuant to Section 3.2, have been calculated based upon the representations and warranties made by the Company in Section 4.4. In the event that, at the Effective Time, the actual number of shares of Common Stock outstanding and/or the actual number of shares of Common Stock issuable upon the exercise of outstanding options, warrants or similar agreements or upon conversion of securities (including without limitation, as a result of any stock split, stock dividend, including any dividend or distribution of securities convertible into Shares, or a recapitalization) is more than as described in Section 4.4 (plus any such issuances permitted pursuant to Section 6.2(b)(xii) hereof), the Merger Consideration, the Retained Share Merger Consideration and the Option Consideration shall be appropriately adjusted downward; provided that, no adjustment shall be made pursuant to this Section 3.6 unless, at the Effective Time, the actual number of shares of Common Stock outstanding plus the actual number of shares of Common Stock issuable upon the exercise of all such options, warrants or similar agreements or upon the conversion of securities is more than 1,000 (without giving effect to any securities issued pursuant to Section 6.2(b)(xii) hereof) more than as described pursuant to Section 4.4. The provisions of this Section 3.6 shall not, in any event, derogate from the representation and warranty set forth in Section 4.4.

          3.7. Withholding Taxes. Purchaser or the Company shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable to a holder of shares of Common Stock pursuant to the Merger (i) any amounts required to be withheld as a result of a change in the Internal Revenue Code of 1986, as amended (the "Code"), in any applicable provision of state, local or foreign tax law, or in any regulatory or judicial interpretation thereof, between the date of this Agreement and the date of payment; and (ii) any amounts required to be withheld in connection with payments made with respect to employee or director stock options. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction or withholding was made.

                                 ARTICLE 4

     4. Representations and Warranties of the Company. Except as set forth in the disclosure letter (and subject to the terms thereof), dated this date, delivered by the Company to Purchaser (the "Company Disclosure Letter"), the Company hereby represents and warrants to Purchaser as of the date of this Agreement as follows:

          4.1. Existence; Good Standing; Corporate Authority. Each of the Company and its subsidiaries, O'Sullivan Industries, Inc., a Delaware corporation, O'Sullivan Industries - Virginia, Inc., a Virginia corporation, and O'Sullivan Industries International, Inc., a Barbados company (each, a "Subsidiary" and, collectively, the "Subsidiaries") is (i) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of the Company and the Subsidiaries, taken as a whole, or on the ability of the Company to consummate the transactions hereunder or on the ability of the Company and the Subsidiaries, taken as a whole, to conduct its business after the
Closing consistent with the manner conducted in the past (a "Material Adverse Effect"), except any such effect resulting from or arising in connection with (A) any of the Agreement, the transactions contemplated by the Agreement or the announcement thereof, (B) changes or conditions (including changes in generally accepted accounting principles ("GAAP"), law, regulation or judicial or other interpretation) affecting the furniture industry generally or the ready-to-assemble segment of the furniture industry generally, (C) changes in economic, financial market, regulatory or political conditions generally or (D) any matters specifically disclosed in the Company Disclosure Letter. Each of the Company and the Subsidiaries has all requisite corporate power and authority to own or lease and operate its properties in all material respects and carry on its business as now conducted in all material respects. The Company has heretofore delivered to Purchaser true and correct copies of the Company's Certificate of Incorporation and Bylaws as currently in effect.

          4.2. Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby (the "Ancillary Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors, and no other approvals or corporate proceedings are necessary to authorize the Company's execution and delivery of this Agreement and the Ancillary Documents or to consummate the transactions contemplated hereby and thereby other than the approval of this Agreement by the holders of a majority of the shares of Common Stock. This Agreement has been, and any Ancillary Document at the time of execution will have been, duly and validly executed and delivered by the Company, and (assuming this Agreement and such Ancillary Documents each constitutes a valid and binding obligation of Purchaser) constitutes and will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          4.3. Compliance with Laws. Neither the Company nor any of the Subsidiaries is in violation of any order of any foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority or any arbitration board or tribunal ("Governmental Entity"), or any foreign, federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree ("Laws") applicable to the Company or the Subsidiaries or any of their respective properties or assets, the effect of which would, individually or in the aggregate, be material to the Company and the Subsidiaries taken as a whole.

          4.4. Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $1.00 par value, of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock ("Preferred Stock") in connection with the Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Company's Rights Agreement, dated as of February 1, 1994, between the Company and The First National Bank of Boston, as amended (the "Rights Agreement"). As of May 12, 1999, (a) 16,048,988 shares of Common Stock were issued and outstanding, (b) no shares of Preferred Stock were outstanding and no other shares of preferred stock are issued and outstanding, (c) 1,592,881 options for shares of Common Stock were outstanding and 1,927,264 shares of Common Stock were reserved for issuance upon the exercise of stock options and (d) 770,962 shares of Common Stock were held by the Company in its treasury. Except for the Rights and the aforementioned stock options, the Company has no outstanding bonds, debentures, notes or other obligations entitling the holders thereof to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for the Rights and the aforementioned stock options and other than pursuant to the Company Benefit Plans (as defined in
Section 4.11), there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or the Subsidiaries to (i) issue, transfer or sell any shares of capital stock of the Company or the Subsidiaries or any other securities convertible into, or exercisable for, or evidencing the right to subscribe for, any such shares of Common Stock or any other capital stock of the Company or any of the Subsidiaries or
(ii) purchase, redeem or otherwise acquire any shares of Common Stock or any other capital stock of the Company. Set forth in Section 4.4 of the Company Disclosure Letter is a list of all outstanding options, warrants and rights to purchase shares of Common Stock and the exercise prices relating thereto. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock of the Company or the Surviving Corporation pursuant to any Company Benefit Plan (as defined in Section 6.11). There are no voting trusts or shareholder agreements to which the Company is a party with respect to the voting of the capital stock of the Company and, to the Company's knowledge, there are no such agreements among its stockholders that individually cover more than 5% of the Company's outstanding capital stock other than those listed on Schedule 4.4 of the Disclosure Letter. To the Company's knowledge, there are no irrevocable proxies with respect to shares of capital stock of the Company or any Subsidiary that cover more than 5% of the Company's outstanding capital stock.

          4.5. Subsidiaries. The Company owns, directly or indirectly, all of the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries. Each of the outstanding shares of capital stock of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances ("Encumbrances"). Schedule 4.5 in the Company Disclosure Letter sets forth for each Subsidiary: (i) its authorized capital stock or share capital; (ii) the number of issued and outstanding shares of capital stock or share capital; and (iii) the holder or holders of such shares. Except for the Company's interests in the Subsidiaries or as set forth in
Schedule 4.5, neither the Company nor any of the Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity.

          4.6. No Violation. Neither the execution and delivery by the Company of this Agreement or any of the Ancillary Documents nor the consummation by the Company of the transactions contemplated hereby or thereby will: (i) violate, conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company or the Subsidiaries; (ii) violate, conflict with, result in a breach of any provision of, constitute a default under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation of any Encumbrance upon any of the properties of the Company or the Subsidiaries under, or result in there being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any of the Subsidiaries is a party, or by which the Company or any of the Subsidiaries or any of their respective properties is bound (each, a "Contract" and, collectively, "Contracts"), except for any of the foregoing matters which, individually or in the aggregate, would not have a Material Adverse Effect; or (iii) other than the filings provided for in
Section 2.3 and the filings required under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act") and the Hart-Scott-Rodino Act of 1976, as amended (the "HSR Act"), require any material consent, approval or authorization of, or material declaration, filing or registration with, any Governmental Entity, the lack of which could prevent the consummation of the transactions contemplated hereby.

          4.7. Company Reports. Since July 1, 1995, the Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, the Securities Act and the SEC's rules and regulations thereunder (collectively, including, without limitation, all exhibits, financial statements and schedules included with such documents, the "Company Reports"). The Company has delivered or made available to Purchaser each Company Report, each in the form (including exhibits and any amendments thereto) filed with the SEC. At the time filed (or, if amended, at the time of such amended filing), or in the case of registration statements, on their respective effective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company included in the Company Reports fairly presents in all material respects the consolidated financial position of the Company and the Subsidiaries as of its date, and each of the consolidated statements of operations, changes in stockholders' equity and cash flows of the Company included in the Company Reports fairly presents in all material respects the results of operations, changes in stockholders' equity or cash flows of the Company and the Subsidiaries for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          4.8. Litigation. Except as set forth in the Company Reports, (i) there are no claims, actions, suits, proceedings, arbitrations, investigations or audits (collectively, "Litigation") by a Governmental Entity pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries, at law or in equity, (a) other than those in the ordinary course of business that, individually or in the aggregate, would not have a Material Adverse Effect or (b) that seek to, or are reasonably likely to, prevent or delay the consummation of the Merger or otherwise prevent the Company from performing its obligations under this
Agreement and (ii) there are no claims, actions, suits, proceedings or arbitrations by a non-Governmental Entity third party pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries, at law or at equity, (a) other than those in the ordinary course of business that individually or in the aggregate, would not have a Material Adverse Effect, or (b) that seek to, or are reasonably likely to, prevent or delay the consummation of the Merger or otherwise prevent the Company from performing its obligations under this Agreement.

          4.9. Absence of Certain Changes. Except as set forth in the Company Reports, since July 1, 1998, the Company and the Subsidiaries have conducted their business only in the ordinary course of such business consistent with past practices, and there has not been (i) any event or state of fact that, individually or in the aggregate, would have a Material Adverse Effect other than such effect resulting or arising from any of the conditions set forth in clauses (A), (B), (C) and (D) in Section 4.1 hereof; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any repurchase, redemption or any other acquisition by the Company or the Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or the Subsidiaries; or (iii) any material change in accounting principles, practices or methods.

          4.10. Taxes. (a) The Company and the Subsidiaries have timely filed all material Tax Returns (as defined below) required to be filed by each of them. Except as would not have a Material Adverse Effect and except for those Taxes (as defined below) being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company Reports in accordance with GAAP, the Company and the Subsidiaries have paid all Taxes required to be paid by each of them. There is no action, suit, claim or assessment pending with respect to Taxes which, if upheld, would, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, stockholders or other third parties, except for such Taxes which, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity, and (B) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          (b) No claim has been made since July 1, 1994 by an authority in a jurisdiction where any of the Company or the Subsidiaries does not file Tax Returns asserting or alleging that the Company so not filing is or may be subject to taxation by that jurisdiction.

          (c) There is no dispute or claim concerning any Tax liability of any of the Company or the Subsidiaries claimed or raised by any authority in writing. Section 4.10 of the Disclosure Letter lists those Tax Returns which, to the Company's knowledge, are currently the subject of audit.

          (d) None of the Company nor any of the Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently in effect.

          (e) None of the Company nor any of the Subsidiaries has filed a consent under Code ss.341(f) concerning collapsible corporations.

          (f) None of the Company nor any of the Subsidiaries has any liability for the Taxes of any Person other than itself and the liability for Taxes of Tandy Corporation, TE Electronics Inc. and their affiliates (collectively, "Tandy") pursuant to the Tax Sharing Agreement (1) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), or (2) by contract.

          (g) None of the Company nor any of the Subsidiaries owns an interest in an entity which is treated as a partnership or whose separate existence is ignored for federal income tax purposes.

          4.11. Employee Benefit Plans. (a) All material employee benefit plans, compensation arrangements and other benefit arrangements of the Company or any of the Subsidiaries covering employees or former employees of the Company or the Subsidiaries (the "Company Benefit Plans") and all employee agreements (excluding offer letters establishing the terms of at will employment and non-U.S. employment agreements involving an annual salary of less than $100,000) providing compensation, severance or other benefits to any employee or former employee of the Company or the Subsidiaries are listed in the Company Reports or are set forth in Schedule
4.11 of the Company Disclosure Letter. True and complete copies of the Company Benefit Plans have been made available to Purchaser. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has received a determination letter and, to the knowledge of the Company, continues to satisfy the requirements for such qualification except for the absence of which, individually or in the aggregate would not have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate of the Company maintains, contributes to, or has since July 1, 1994 maintained or contributed to, any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code and neither the Company nor any ERISA Affiliate is subject to any liability or potential liability under Title IV of ERISA. No Company Benefit Plan nor the Company nor any of the Subsidiaries has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA or, to the knowledge of the Company, engaged in any transaction which is reasonably likely to result in any such liability or penalty. Each Company Benefit Plan has been maintained and administered in compliance with its terms and with ERISA and the Code to the extent applicable thereto, except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, anticipated Litigation against or otherwise involving any of the Company Benefit Plans and no Litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which, individually or in the aggregate, would not have a Material Adverse Effect. Except as described in the Company Reports or as required by Law, neither the Company nor any of the Subsidiaries maintains or contributes to any plan or arrangement which provides, or has any liability to provide, life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment. All material contributions or premium payments required to be made under or pursuant to any employee benefit plan have been made or properly accrued.

          (b) For purposes of this Agreement "ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or a member of an "affiliated service group" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

          (c) All obligations and agreements of the Company or any of its Subsidiaries that could obligate any such entity to make any payments that will not be deductible under Code ss.280G or Code ss.162(m) have been disclosed to Purchaser, its parent corporation or their advisers.

          4.12. Labor and Employment Matters. Neither the Company nor any of the Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contracts or understanding with a labor union or labor organization. Except for such matters which, individually or in the aggregate, would not have a Material Adverse Effect and, as of the date hereof, there is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries relating to their business, (ii) to the knowledge of the Company, activity or proceeding by a labor union or representative thereof to organize any employees of the Company or the Subsidiaries, or (iii) lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

          4.13. Brokers. Except for Salomon Smith Barney Inc. (the "Financial Advisor"), no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement that is based upon any arrangement made by or on behalf of the Company. The Company's fee arrangements with the Financial Advisor have been disclosed to the Purchaser.

          4.14. Intellectual Property Rights; Year 2000 Compliance. (a) Other than as set forth in the Disclosure Letter, (i) the Company and the Subsidiaries own free and clear of any encumbrances or have a valid and enforceable right to use pursuant to license, sub-license, agreement or permission, all Intellectual Property used in the business of the Company as currently conducted (as defined below), except where the lack thereof, individually or in the aggregate, would not have a Material Adverse Effect,
(ii) to the knowledge of the Company, neither the Company nor any of the Subsidiaries has interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties in any way, (iii) to the knowledge of the Company, no third party has infringed, misappropriated or otherwise conflicted with any of the Intellectual Property of the Company or the Subsidiaries, and (iv) all Intellectual Property owned or used by the Company or the Subsidiaries immediately prior to the Effective Time will be owned or available for use by the Company or the Subsidiaries on substantially identical terms and conditions immediately subsequent to the Effective Time. "Intellectual Property" means patents, patent applications, trademarks, service marks, logos, trade names, domain names, corporate names, copyrights, computer software, management information systems, inventions, know-how and trade secrets. Schedule 4.14 of the Company Disclosure Letter sets forth a list of (i) all material patents and registered Intellectual Property owned by the Company or the Subsidiaries, and all pending patent applications and applications for the registration of other Intellectual Property owned by the Company or the Subsidiaries;
(ii) all material trade or corporate names used by the Company and the Subsidiaries; and (iii) all material licenses and rights granted by or to the Company or the Subsidiaries with respect to Intellectual Property.

          (b) The Company and the Subsidiaries have conducted a commercially reasonable inventory and assessment of the hardware, software and computerized machinery and equipment (the "Computer Systems") used by the Company and the Subsidiaries in its businesses, in order to determine which parts of the Computer Systems are not yet Year 2000 Compliant. Based on the above assessment, the estimated aggregate cost of making the Computer Systems Year 2000 Compliant will not be material. The Company and the Subsidiaries have made and are making commercially reasonable efforts to ensure that all Computer Systems used or relied on by the Company or the Subsidiaries in the conduct of their respective businesses are Year 2000 Compliant, except where the lack of such compliance would not have a Material Adverse Effect. For the purposes of this Agreement, Year 2000 Compliant means that all Computer Systems recognize and shall recognize the advent of the year 2000 and can correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000 and the operation and functionality of all Computer Systems will not be affected by the advent of the year 2000 or any manipulation of data featuring date information relating to dates before, on or after January 1, 2000.

          4.15. Permits. The Company and the Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any court, governmental or regulatory authority necessary for the Company and the Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits, individually or in the aggregate, would not have a Material Adverse Effect. As of the date hereof, all of the Company's Permits are in full force and effect and no violation, suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company threatened, except where not being in full force and effect or the violation, suspension or cancellation of such Company Permits, individually or in the aggregate, would not have a Material Adverse Effect.

          4.16. Environmental Compliance. (a)(i) The Company and the Subsidiaries are in material compliance with all applicable Laws relating to Environmental Matters (as defined below) and have been in material compliance with such laws since July 1, 1994; (ii) to the Company's knowledge, the Company and the Subsidiaries have obtained, and are in material compliance with, all material permits, licenses, authorizations, registrations and other governmental consents required by applicable Laws relating to Environmental Matters; and (iii) to the Company's knowledge, there are no past or present events, conditions, or activities by the Company or the Subsidiaries that would prevent material compliance or continued material compliance with any Law or give rise to any material Environmental Liability (as defined below).

          (b) As used in this Agreement, the term "Environmental Matters" means any matter arising out of or relating to pollution or protection of the environment, human safety or health, or sanitation, including matters relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes. "Environmental Liability" shall mean any liability or obligation arising under any Law or any applicable theory of law or equity (including any liability for personal injury, property damage or remediation) that results from, or is based upon or related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

          (c) The Company and the Subsidiaries have made available to Purchaser all of the following to the extent in the Company's possession or control: (i) environmental audits, compliance reports, "Phase I" and "Phase II" studies, data and analysis of soil, air, water or groundwater sampling, and reports of environmental cleanups relating to the Company and the Subsidiaries and their respective facilities and operations, except for any such materials prepared in the ordinary course of business; (ii) material notices of violations, complaints, information requests and responses, compliance orders, consent decrees relating to Environmental Matters that are either unresolved as of the date of this Agreement or have arisen since July 1, 1994 and (iii) material correspondence from persons alleging nuisance, injury, property damage or environmental damage arising from odors, noise, releases of hazardous materials, or pollutants or contaminants relating to the Company or the Subsidiaries or their respective facilities or operations.

          (d) Notwithstanding any other provisions in this Agreement, the Company's representations and warranties with respect to Environmental Matters shall be limited to this Section 4.16, and the Company makes no other representations or warranties with respect to Environmental Matters.

          4.17. Title to Assets. The Company and the Subsidiaries have good and marketable title to all of their real and material personal properties and assets reflected in the audited consolidated balance sheet of the Company as of June 30, 1998 (the "1998 Balance Sheet") (other than assets disposed of since June 30, 1998 in the ordinary course of business, and properties and assets acquired since June 30, 1998), in each case free and clear of all Encumbrances except for (i) Encumbrances which secure indebtedness reflected in the Company Reports; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the 1998 Balance Sheet, provided that the obligations secured by such liens are not delinquent; and (iv) such imperfections of title and Encumbrances, if any, as would not be likely to have a Material Adverse Effect. The
Company and the Subsidiaries own, or have valid leasehold or license interests in, all properties and assets used in the conduct of their business except where the absence of such ownership, leasehold or license interest would not, individually or in the aggregate, have a Material Adverse Effect.

          4.18. Insurance Policies. The Company and the Subsidiaries have obtained and maintained in full force and effect insurance with insurance companies or associations in such amounts, on such terms and covering such risks, as is customarily carried by reasonably prudent persons conducting businesses or owning or leasing assets similar to those conducted, owned or leased by the Company, except where the failure to obtain or maintain such insurance, individually or in the aggregate, would not have a Material Adverse Effect.

          4.19. Material Contracts. Schedule 4.19 of the Company Disclosure Letter sets forth a list of all (i) Contracts for borrowed money or guarantees thereof involving a current availability of principal amount in excess of $1,000,000, (ii) Contracts containing non-compete covenants by the Company or any of the Subsidiaries, and (iii) other Contracts requiring the payment or receipt of $5,000,000 or more per year (the items listed in clauses (i), (ii) and (iii), collectively, the "Material Contracts"). Neither the Company nor any of the Subsidiaries is, or has received any written notice or has any knowledge that any other party is, in default in any material respect under any such Material Contract. All Contracts to which the Company or any of the Subsidiaries is a party, or by which any of their respective assets are bound, are valid and binding, in full force and effect and enforceable against the Company or such Subsidiary, as the case may be, and to the Company's knowledge, the other parties thereto in accordance with their respective terms, subject to applicable bankruptcy, insolvency or other similar laws relating to creditors' rights and general principles of equity, except where the failure to be so valid and binding, in full force and effect or enforceable, individually or in the aggregate, would not have a Material Adverse Effect.

          4.20. Opinion of Financial Advisor. The Company has received the written opinion of the Financial Advisor to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Common Stock (other than any stockholders participating in the buying group with Purchaser as contemplated by this Agreement).

          4.21. Rights Agreement. Subject to the execution of the amendment to the Rights Agreement by the Rights Agent, the Company has taken all actions necessary to cause the Rights Agreement to be inapplicable to this Agreement and any other action contemplated hereby (the "Disabling Actions"). The Board resolution for the Disabling Actions is attached hereto as Schedule 4.21 of the Company Disclosure Letter, is in full force on the date hereof, and shall be effective as of the Closing. Other than the Disabling Actions and execution thereof by the Rights Agent, no other actions, approvals or corporate proceeding are necessary to cause the Rights Agreement to be inapplicable to this Agreement and other actions contemplated hereby.

          4.22. No Undisclosed Liabilities. Except (a) for liabilities incurred in the ordinary course of business, (b) liabilities incurred in connection with the transactions contemplated by this Agreement and (c) as disclosed in the Company Reports or as set forth in the Company Disclosure Letter, since July 1, 1998, the Company and the Subsidiaries have not incurred any liabilities (whether accrued, contingent, absolute, determined, determinable or otherwise) which would, individually or in the aggregate, have a Material Adverse Effect and that would be required to be reflected in or reserved against a consolidated balance sheet of the Company prepared in accordance with GAAP.

          4.23. Real Property. (a) Attached as Schedule 4.23(a) of the Company Disclosure Letter is a legal description of each parcel of real property owned by the Company or any of the Subsidiaries as of the date hereof (the "Owned Property"). The Company or the Subsidiaries have good and marketable title in and to all of the Owned Property, subject to no Encumbrances, encroachments, leases, rights of possession or other defects in title (collectively, "Liens"), except as described on Schedule 4.23(a) of the Company Disclosure Letter and except for Liens which would not, individually or in the aggregate, materially interfere with the use, value or marketability of such property.

          (b) Attached as Schedule 4.23(b) of the Company Disclosure Letter is a list of all written leases, subleases and other occupancy agreements, including all amendments, extensions and other modifications (the "Leases") for real property to which the Company or any Subsidiary is a party (the "Leased Property"; the "Owned Property" and the "Leased Property" collectively, the "Real Property"). The Company or the Subsidiaries have a good and valid leasehold interest in and to all of the Leased Property. To the Company's knowledge, each Lease is in full force and effect and is enforceable in accordance with its terms. As of the date hereof there exists no default or condition which, with the giving of notice, the passage of time or both could become a default under any Lease, except where such default or condition would not, individually or in the aggregate, have a Material Adverse Effect. The Company has previously delivered or made available to Purchaser true and complete copies of all the Leases. Except as described on Schedule 4.23(b) of the Company Disclosure Letter, no consent, waiver, approval or authorization is required from the landlord under any material Lease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

          (c) As of the date hereof, the Real Property constitutes all of the real property owned, leased, occupied or otherwise utilized in connection with the business of the Company and the Subsidiaries. The Real Property is in all material respects sufficient and appropriate for the conduct of the business of the Company and the Subsidiaries as of the date hereof. Other than the Company, the Subsidiaries and the landlords under the Leases, there are no parties in possession or parties having any current or future right to occupy any of the Real Property. Except for any non-compliance or violation which, individually or in the aggregate, would not have a Material Adverse Effect, (i) the Owned Property and all plants, buildings and improvements located thereon conform to all applicable building, zoning and other laws, ordinances, rules and regulations; (ii) there exists no violation of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Owned Property. All improvements located on the Owned Property have direct access to a public road adjoining such Owned Property. No such improvements or accessways encroach on land not included in the Owned Property and no such improvement is dependent for its access, operation or utility on any land, building or other improvement not included in the Owned Property, except as would not have a Material Adverse Effect. There is no pending or, to the knowledge of the Company or the Subsidiaries, any threatened condemnation proceeding affecting any portion of the Owned Property.

          4.24. Debt Instruments. (a) The Disclosure Letter contains a list of (i) all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness (as hereinafter defined) of the Company or any of the Subsidiaries is outstanding or may be incurred and (ii) the respective principal amounts outstanding thereunder as of the date hereof.

          (b) As of May 15, 1999, the total outstanding amount of Indebtedness (including any interest and all prepayment penalties, fees or expenses which would be due if such Indebtedness was paid on May 15, 1999) was not more than $40,000,000.

          4.25. Rabbi Trust. The Company has taken all actions necessary to terminate the authorization of the Rabbi Trust adopted by the Company Board at the January 22, 1994 special meeting of the Company Board (the "Rabbi Trust Authorization"). The Board resolution for such actions is attached as
Schedule 4.25 of the Company Disclosure Letter, is in effect on the date hereof and will remain effective as of the Closing. No other actions, approvals or corporate proceedings are necessary to terminate the Rabbi Trust Authorization.

          4.26. Special Committee. The Special Committee has all requisite authority pursuant to resolutions of the Board (the "Special Committee Authorization") to act on behalf of the Company with respect to this Agreement and the transactions contemplated hereby, subject to applicable law. A copy of the Special Committee Authorization has been provided to Purchaser and the Special Committee Authorization has not been modified or revoked as of the date hereof and shall be effective as of the Closing.

          4.27. Board Recommendation. The Company Board, at a meeting duly called and held, has (a) determined that this Agreement and the transactions contemplated hereby, taken together, are advisable and in the best interests of the Company and its shareholders, and (b) subject to the other provisions hereof, resolved to recommend that the holders of the Common Stock approve this Agreement and the transactions contemplated hereby, including the Merger.

          4.28. Required Company Vote. The affirmative vote of a majority of the votes cast by the shares of Common Stock entitled to vote, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Ancillary Documents, the Merger and the other transactions contemplated hereby and thereby.

                                 ARTICLE 5

     5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

          5.1. Existence; Good Standing; Corporate Authority. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, except where the failure to have such power and authority, individually or in the aggregate, would not materially adversely affect Purchaser.

          5.2. Authorization, Validity and Effect of Agreements. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Purchaser and no other corporate proceedings are necessary to authorize this Agreement and the Ancillary Documents or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and any Ancillary Documents at the time of execution will have been, duly and validly executed and delivered by Purchaser, and (assuming this Agreement and such Ancillary Documents each constitutes a valid and binding obligation of the Company) constitutes and will constitute the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          5.3. No Violation. Neither the execution and delivery of this Agreement or any of the Ancillary Documents by the Purchaser, nor the consummation by it of the transactions contemplated hereby or thereby, will
(i) violate, conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Purchaser; (ii) other than the filings provided for in Section 2.3 and the filings required under the Exchange Act, the Securities Act and the HSR Act, require any material consent, approval or authorization of, or material declaration, filing or registration with, any Governmental Entity, the lack of which, individually or in the aggregate, could prevent the Purchaser from consummating the transactions contemplated hereby, (iii) violate any Laws applicable to the Purchaser or any of its respective assets, except for violations which, individually or in the aggregate, would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby, and (iv) violate, conflict with or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the creation of any Encumbrance upon any of the properties of the Purchaser under, or result in there being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Purchaser is bound, except for any of the foregoing matters which, individually or in the aggregate, would not have a material adverse effect on the Purchaser.

          5.4. Interim Operations of Purchaser. Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations as contemplated hereby.

          5.5. Financing. Attached hereto as Exhibit 5.5 are commitment letters from (i) Lehman Brothers Inc. and Lehman Commercial Paper Inc. with respect to the debt financing (the "Lehman Commitment Letters"), and (ii) Bruckmann, Rosser, Sherrill & Co., L.P. ("BRS") with respect to the purchase of equity of the Surviving Corporation (together with the Lehman Commitment Letters, the "Commitment Letters"), all with respect to the funds necessary for the consummation of the transactions contemplated hereby.

          5.6. Litigation. There are no claims, actions, suits, proceedings or arbitrations pending against Purchaser or, to the knowledge of Purchaser, threatened against Purchaser, BRS or any of their affiliates, at law or at equity, that seek to, or are reasonably likely to, prevent or delay the consummation of the Merger or otherwise prevent Purchaser from performing its obligations under this Agreement.

                                 ARTICLE 6

     6.   Covenants.
          ---------

          6.1. Alternative Proposals. (a) Except as contemplated hereby, the Company agrees that, prior to the earlier of the Effective Time and the termination of this Agreement pursuant to Section 8.1, it shall not, and shall not authorize or permit any of the Subsidiaries to, and shall use its reasonable best efforts to cause its and the Subsidiaries' directors, officers, employees, agents, representatives or affiliates, directly or indirectly, not to, solicit, initiate, encourage or facilitate (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation, share exchange, business combination or similar event involving the Company or any of the Subsidiaries, or the acquisition of more than 10% of the capital stock of the Company or any of the Subsidiaries or rights with respect thereto, or any material portion of the assets (except for sales of inventory in the ordinary course of business consistent with past practice) of the Company or any of the Subsidiaries (an "Alternative Transaction") or negotiate, explore or otherwise engage in substantive discussions with any Person (other than Purchaser or its respective directors, officers, employees, agents, representatives and affiliates), or enter into any agreement, with respect to any Alternative Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that the Company may, prior to the date of the Stockholders Meeting, in response to a bona fide unsolicited written proposal with respect to an Alternative Transaction received from a third party after the date of this Agreement (an "Acquisition Proposal"), if, and to the extent that such person first enters into a confidentiality agreement with the Special Committee (as hereinafter defined) on terms no less favorable to the Company than the terms contained in the Confidentiality Agreement (the "Confidentiality Agreement"), dated February 26, 1999, between the Financial Advisor on behalf of the Special Committee and BRS, furnish or disclose non-public information to, and negotiate, explore or otherwise engage in substantive discussions with, or enter into any such agreement, arrangement or understanding with, such third party, if and so long as (i) the Special Committee determines in good faith by a majority vote, after consultation with the Financial Advisor (or other nationally reputable financial advisor) and legal advisors that such proposal (A) is more favorable to the stockholders of the Company (other than any stockholders participating in the buying group with Purchaser as contemplated by this Agreement) from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed in writing by Purchaser in response to such Acquisition Proposal), (B) is not subject to any material contingency, to which the other party thereto has not reasonably demonstrated in its written offer its ability to overcome or address, including the receipt of government consents or approvals (including any such approval required under the HSR Act), and (C) is reasonably likely to be consummated and is in the best interests of the Stockholders of the Company (provided that, only for purposes of clauses (B) and (C) above, the Special Committee or its advisors shall be permitted to contact such third party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the likelihood of consummation) and (ii) the Company has received advice from its outside legal counsel that there is a material risk that failure to negotiate, explore or otherwise engage in substantive discussions with, or enter into an agreement with such third party will constitute a breach of the Board's fiduciary duties under applicable law; provided that, immediately prior to entering into an agreement for an Alternative Transaction, the Company shall have complied with the provisions of Section 8.1(c) hereof, and the Company shall comply with
Section 8.3 hereof. Nothing in this Section 6.1 shall prohibit the Company or the Special Committee from making such disclosures to the Company's stockholders which, in the judgment of the Special Committee based upon the advice of outside counsel, is required under applicable law.

          (b) The Special Committee shall as promptly as practicable advise Purchaser in writing of the receipt by the Special Committee or its representatives, agents or advisors of any inquiries or proposals (including any modifications or resubmissions of any proposals made prior to the date hereof) made after the date hereof, and of its intention to enter into any agreement, relating to an Alternative Transaction and any actions taken pursuant to Section 6.1(a) hereof and furnish to Purchaser a copy of such written proposals, if any.

          (c) Neither the Company nor any of the Subsidiaries shall cancel, terminate, amend, modify or waive any of the terms of any confidentiality or standstill agreement executed with respect to the Company by any other party prior to or after the date of this Agreement.

          6.2. Interim Operations. (a) From the date of this Agreement until the Effective Time, except as set forth in Schedule 6.2(a) of the Company Disclosure Letter, unless Purchaser has consented in writing thereto, the Company shall, and shall cause the Subsidiaries to, (i) conduct its operations according to its ordinary course of business consistent with past practice; (ii) use its commercially reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with those persons having business relationships with them;
(iii) upon the discovery thereof, promptly notify Purchaser of the existence of any breach of any representation or warranty contained herein (or, in the case of any representation or warranty that makes no reference to Material Adverse Effect, any breach of such representation or warranty in any material respect) or the occurrence of any event that would cause any representation or warranty contained herein no longer to be true and correct (or, in the case of any representation or warranty that makes no reference to Material Adverse Effect, to no longer be true and correct in any material respect); and (iv) promptly deliver to Purchaser true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

          (b) From and after the date of this Agreement until the Effective Time, unless Purchaser has consented in writing thereto, the Company shall not, and shall not permit the Subsidiaries to, (i) amend its Certificate of Incorporation or Bylaws; (ii) issue, sell or pledge any shares of its capital stock or other ownership interest in the Company (other than issuances of Common Stock in respect of any exercise of stock options outstanding on the date hereof and disclosed in the Company Disclosure
Letter) or the Subsidiaries, or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest, or convertible or exchangeable securities (except as permitted under clause (xii) of this Section 6.2(b));
(iii) effect any stock split or otherwise change its capitalization as it exists on the date hereof; (iv) grant, confer or award any option, warrant, convertible security or other right to acquire any shares of its capital stock or securities convertible into or exchangeable for any shares of its capital stock or any stock appreciation rights, phantom stock plans or profit sharing plans (except as permitted under clause (xii) of this
Section 6.2(b)) or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except as otherwise required by the terms of such unexercisable options); (v) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests (other than such payments by the Subsidiaries to the Company);
(vi) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of the Subsidiaries; (vii) sell, lease, license, abandon, transfer, mortgage pledge or otherwise encumber or subject to any lien or otherwise dispose of any of its assets (including capital stock of the Subsidiaries), other than the sale or disposition of inventory in the ordinary course of business, the disposition of damaged, non-saleable or defective inventory consistent with past practice, or the sale, lease or other disposition of assets consistent with past practice which, individually or in the aggregate, are not material to the Company and the Subsidiaries taken as a whole; (viii) acquire by merger, purchase or any other manner, any business or entity or otherwise acquire or make commitments to acquire any assets which would be material, individually or in the aggregate, to the Company and the Subsidiaries taken as a whole, except for purchases of inventory, supplies, equipment parts or capital equipment in the ordinary course of business consistent with past practice; (ix) incur or assume any long-term or short-term debt, except for working capital purposes in the ordinary course of business consistent with past practice under the Company's existing credit agreements set forth in Schedule 4.19 of the Company Disclosure Letter in accordance with the terms thereof; (x) assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for the obligations of the Subsidiaries permitted under this Agreement; (xi) make or forgive any loans, advances or capital continuations to, or investments in, any other person other than loans and advances to officers or employees in the ordinary course of business consistent with past practice, but in no event in an amount more than $10,000 for any one transaction or $50,000 in the aggregate; (xii) grant any stock-related or performance awards, other than performance awards in the ordinary course of business consistent with past practice pursuant to the terms and conditions of the Company Benefits Plans and, in the case of stock related awards, other than in an aggregate amount not to exceed 210,000 shares of Common Stock (including any options, warrants, convertible securities or other rights to acquire Common Stock);
(xiii) other than in the ordinary course of business consistent with past practice, enter into, amend or renew any employment, severance, consulting or salary continuation agreements with any officers, directors or employees, grant any severance or termination pay to any director, officer or employee or grant any increases in compensation or benefits to employees other than in the ordinary course of business consistent with past practice or as set forth in the Disclosure Letter; (xiv) except to the extent required by this Agreement, law or in the ordinary course of business consistent with past practice, adopt or amend in any respect or make any new grants or awards under any employee benefit plan or arrangement; (xv) amend, change or waive (or exempt any person or entity, other than the Purchaser, from the effect of) the Rights Agreement, except in connection with the exercise of fiduciary duties by the Board as set forth in Section
6.1 of this Agreement or as contemplated by Section 4.21; (xvi) amend, modify or waive any material term of any outstanding security of the Company and the Subsidiaries, except as required by this Agreement; (xvii) fail to (A) maintain in all material respects any real property to which the Company and the Subsidiaries have ownership (including, without limitation, the furniture, fixtures, equipment and systems therein) in its current condition, subject to reasonable wear and tear and subject to any casualty or condemnation, (B) timely pay in all material respects all taxes, water and sewer rents, assessments and insurance premiums affecting such real property and (C) timely comply in all material respects with the terms and provisions of all leases, contracts and agreements relating to or affecting such real property and the use and operation thereof; (xviii) enter into any labor or collective bargaining agreement, memorandum of understanding, grievance settlement or any other agreement or commitment to or relating to any labor union; (xix) adopt a plan of complete or partial liquidation or adopt resolutions providing for complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization, other than the Merger; (xx) settle or compromise any material claims or litigation, except in the ordinary course of business, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, or make any payment, direct or indirect, of any material liability before the same becomes due and payable in accordance with its terms; (xxi) take any action, other than in the ordinary course of business, with respect to accounting policies or procedures (including tax accounting policies and procedures), except as may be required by law or GAAP; (xxii) make any material tax election or amend any material Tax Return or any material insurance policy naming it as beneficiary or a loss payable payee to be canceled or terminated without notice to Purchaser; (xxiii) take, or agree or commit to take, any action that would, or is reasonably likely to, make any representation or warranty of the Company hereunder inaccurate at, or as of any time prior to, the Effective Time or in any of the conditions to the Merger set forth in
Article VIII not being satisfied, or omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time or to prevent any such conditions from not being satisfied; or (xxiv) agree in writing or otherwise to take any of the foregoing actions.

          6.3. Company Stockholder Approval; Proxy Statement. (a) The Company, acting through the Board, shall, in accordance with the DGCL, its Certificate of Incorporation and its Bylaws (i) call a meeting of its stockholders (the "Stockholders Meeting") as soon as reasonably practicable after the registration statement on Form S-4 with respect to the Senior
Preferred Stock (the "Form S-4") becomes effective for the purpose of voting upon the Merger and this Agreement, in accordance with the DGCL, its Certificate of Incorporation and its Bylaws, and (ii) subject to its fiduciary duties under applicable law, recommend to its stockholders the approval of the Merger and this Agreement and the Company shall not withdraw or modify such recommendation.

          (b) Purchaser will prepare and file after consultation with the Company, and the Company will cooperate with Purchaser in the preparation and filing of, the Schedule 13E-3 and the Form S-4 with the SEC with respect to the transactions contemplated by this Agreement. Purchaser shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "blue sky" permits or approvals required to carry out the Merger (provided that Purchaser should not be required to qualify to do business in any jurisdiction in which it is not now so qualified.) In connection with the Stockholders' Meeting contemplated by Section 6.3(a) above, the Company shall prepare and file a preliminary proxy statement (the "Preliminary Proxy") relating to the transactions contemplated by this Agreement which shall be included as part of the registration statement on Form S-4 to be filed by Purchaser with the SEC. Purchaser and the Company shall use their reasonable best efforts, as applicable, to respond to the comments of the SEC thereon so as to cause the Form S-4 to be declared effective by the SEC. The Company shall use its reasonable best efforts to cause a final proxy statement (together with the Preliminary Proxy, the "Definitive Proxy Statement") to be mailed to the Company's stockholders as soon as reasonably practicable. Each party to this Agreement will notify the other party promptly of the receipt of the comments of the SEC, if any. Each party hereto will supply the other party (as appropriate) with copies of all correspondence between such party or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Schedule 13E-3, the Form S-4 or the Definitive Proxy Statement. If at any time prior to the Stockholders' Meeting, (i) any event should occur relating to the Company or any of the Subsidiaries that should be set forth in an amendment of, or a supplement to, the Schedule 13E-3, the Form S-4 or the Definitive Proxy Statement, or
(ii) any event should occur relating to Purchaser, BRS or any of its Affiliates, or relating to the plans of any such persons for the Surviving Corporation after the Effective Time of the Merger, or relating to the Financing, that should be set forth in an amendment of, or a supplement to, the Schedule 13E-3, the Form S-4 or the Definitive Proxy Statement, then the Company or Purchaser (as applicable), will, upon learning of such event, promptly inform the other party of such event, and Purchaser or the Company, as the case may be, will prepare, file and, if required, mail such amendment or supplement to the Company's stockholders; provided that, prior to the filing or mailing of any such amendment or supplement, each party shall be afforded the opportunity to comment thereon. Purchaser will furnish to the Company the information relating to Purchaser, BRS and their Affiliates, and the plans of such persons for the Surviving Corporation after the Effective Time of the Merger, and relating to the Financing, that is required to be set forth in the Definitive Proxy Statement under the Exchange Act and the rules and regulations of the SEC thereunder, or as may be reasonably requested in connection with any of the forgoing. The Company will furnish to Purchaser the information relating to the Company and the Subsidiaries that is required to be set forth in the Schedule 13E-3 or the Form S-4 under the Exchange Act and the rules and regulations of the SEC thereunder, or as may be reasonably requested in connection with any of the foregoing.

          (c) Purchaser represents and warrants that the Schedule 13E-3 and the Form S-4 will comply as to form in all material respects with the Exchange Act and, at the respective times filed with the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Purchaser makes no representation or warranty as to any information included in the Schedule 13E-3 and the Form S-4 (or any amendment or supplement thereto) that was provided by the Company. The Company represents and warrants that none of the information supplied by the Company in writing for inclusion in the Form S-4 and the
Schedule 13E-3 (or any amendment or supplement thereto) will, at the respective times provided to Purchaser for filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Company represents and warrants that the Definitive Proxy Statement will comply as to form in all material respects with the Exchange Act and, at the time filed with the SEC and distributed to stockholders of the Company, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to any information included in the Definitive Proxy Statement (or any amendment or supplement thereto) that was provided by Purchaser. Purchaser represents and warrants that none of the information supplied by Purchaser in writing for inclusion in the Definitive Proxy Statement (or any amendment or supplement thereto) will, at the respective times provided to the Company for filing with the SEC or distributing to the stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          6.4. Filings; Other Action. Subject to the terms and conditions herein provided, the Company and Purchaser shall: (a) use all reasonable best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, Governmental Entities or other third parties in connection with the execution and delivery of this Agreement and any other Ancillary Documents and the consummation of the transactions contemplated hereby and thereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, authorizations and waivers; and (b) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Purchaser and the Company shall (and shall cause their respective subsidiaries, and use all reasonable best efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide assistance to each other in (i) seeking early termination of any waiting period under the HSR Act and (ii) in general, consummating and making effective the transactions contemplated by this Agreement. Prior to making any application to or filing with any Governmental Entity in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Purchaser and the Surviving Corporation shall take all such necessary action.

          6.5. Access to Information. (a) From the date of this Agreement until the Effective Time, the Company shall, and shall cause the
Subsidiaries to, (i) give Purchaser and its lenders and authorized representatives full access to all books, records, personnel, offices and other facilities and properties of the Company and the Subsidiaries and their accountants and accountants' work papers, (ii) permit Purchaser and its authorized representatives and lenders to make such copies and inspections thereof as Purchaser may reasonably request and (iii) furnish Purchaser and its authorized representatives and lenders with such financial and operating data and other information with respect to the business and properties of the Company and the Subsidiaries as Purchaser and its authorized representatives and lenders may from time to time reasonably request; provided that the lenders shall subject to the exceptions contained in Section 6.5(b) below have agreed in writing to be bound by the terms contained in the Confidentiality Agreement; and provided, further, that no investigation or information furnished pursuant to this Section 6.5 shall affect any representation or warranty made herein by the Company or the conditions to the obligations of Purchaser to consummate the transactions contemplated by this Agreement. The Company agrees to use its reasonable best efforts to cause its and the Subsidiaries' officers, employees, consultants, agents, accountants and attorneys to cooperate with Purchaser and its lenders and authorized representatives in connection with such review of the Company and the Financing, including the preparation by Purchaser and its financing sources of any offering memorandum or other documents related to such Financing.

          (b) All confidential information obtained by or provided to Purchaser and its authorized representatives and lenders pursuant to this
Section 6.5 or otherwise shall be subject to the terms and conditions of the Confidentiality Agreement, other than such information which would customarily be (i) contained in any offering memorandum prepared in connection with the registration, offering, placement, or syndication of financing, (ii) disclosed in the process of marketing the financing or
(iii) contained in any filing with the SEC, the New York Stock Exchange ("NYSE") or any other national securities exchange.

          6.6. Publicity. Except as otherwise required by applicable law or by any rule or regulation of the NYSE on the advice of counsel, each party hereto shall not, and shall cause its affiliates not to, issue any press release, make any public statement or make any filing with any Governmental Entity or national securities exchange with respect to this Agreement or the transactions contemplated hereby without providing, and using commercially reasonable efforts to provide, the other party hereto the opportunity to review and comment thereon (subject to time restraints imposed by applicable law); provided that, except as required by applicable law, the Company shall not use the name of BRS or any Affiliate thereof without BRS's prior written consent (which consent will not be unreasonably withheld).

          6.7. Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger and the transactions contemplated hereby. Each of the parties hereto agrees to use its reasonable best efforts to effect all necessary registrations and filings, and to use its reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger.

          6.8. Insurance; Indemnity. (a) Purchaser will cause the Surviving Corporation to maintain in effect for not less than six years after the Effective Time, the Company's current directors and officers insurance policies, if such insurance is obtainable (or policies of at least the same coverage containing terms and conditions no less advantageous to the current and all former directors and officers of the Company) with respect to acts or failures to act prior to the Effective Time; provided, however, that in order to maintain or procure such coverage, the Surviving Corporation shall not be required to maintain or obtain policies providing such coverage except to the extent such coverage can be provided at an annual cost of no greater than three times the most recent annual premium paid by the Company prior to the date hereof (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Purchaser or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

          (b) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless to the fullest extent permitted under applicable law, each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of the Subsidiaries (each, an "Indemnified Party") against all losses, claims, damages, liabilities, reasonable costs or reasonable expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, which acts or omissions occurred prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), the Surviving Corporation shall control the defense of such Action with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the Indemnified Party; provided, however, that the Indemnified Party shall be permitted to participate in the defense of such Action through counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation, at the Indemnified Party's expense. Notwithstanding the foregoing, if there is any conflict between the Surviving Corporation and any Indemnified Parties or there are additional defenses available to any Indemnified Parties, the Indemnified Parties shall be permitted to participate in the defense of such Action with counsel selected by the Indemnified Parties, which counsel shall be reasonably acceptable to the Surviving Corporation, and Purchaser shall cause the Surviving Corporation to pay the reasonable fees and expenses of such counsel, as accrued and in advance of the final disposition of such Action to the full extent permitted by applicable law; provided, however, that the Surviving Corporation shall not be obligated to pay the reasonable fees and expenses of more than one counsel for all Indemnified Parties in any single Action except to the extent that the Surviving Corporation and any Indemnified Party have conflicting interests in the outcome of such Action.

          (c) The Surviving Corporation shall keep in effect for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) all provisions in the Surviving Corporation's Certificate of Incorporation and By-Laws that provide for exculpation of director and officer liability and indemnification (and advancement of expenses related thereto) of the past and present officers and directors of the Company to the fullest extent permitted by the DGCL and such provisions shall not be amended except as either required by applicable law or to make changes permitted by law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses.

          (d) If Purchaser or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or other entity and shall not be the continuing or surviving corporation or entity of the consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Purchaser or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.8.

          (e) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

          6.9. Employee Benefit Plans. (a) For a period of one year following the Effective Time, Purchaser shall cause the Surviving Corporation to provide employees of the Company and any of the Subsidiaries employee benefits no less favorable in the aggregate to such employees than those provided by the Company and the Subsidiaries on the date hereof.

          (b) From and after the Effective Time, the Surviving Corporation and the Subsidiaries shall honor, pay and perform all of their respective covenants and obligations under all employment, stock plan, severance, termination protection, consulting and other employee agreements between the Company or any of the Subsidiaries and any officer, director or employee of the Company or any of the Subsidiaries, in accordance with the terms thereof as in effect immediately prior to the date hereof, and (ii) the Company Benefit Plans or, subject to clause (a) immediately above, any replacements or substitutes thereof.

          (c) For purposes of determining eligibility and vesting (but not for benefit accrual) under any Purchaser benefit plans, employees of the Company or any of the Subsidiaries (each a "Company Employee" and collectively "Company Employees") shall be credited with their years of service with the Company or the Subsidiaries. To the extent that any Purchaser benefit plan in which a Company Employee participates after the Effective Time provides medical, dental, vision or other welfare benefits, Purchaser shall cause all pre-existing condition exclusions and actively at work requirements of such plan to be waived for such employee and his or her covered dependents except to the extent such employee and his or her covered dependents were subject to such requirements under the applicable Company Benefit Plans, and Purchaser shall cause any eligible expenses incurred by such employee on or before the Effective Time to be taken into account under such plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year.

          6.10. State Takeover Laws. The Company shall take all reasonable steps to exempt the transactions contemplated by this Agreement, including the Merger, from the requirements of any applicable state takeover law and to assist in any challenge by Purchaser to the validity or applicability to the transactions contemplated by this Agreement, including the Merger, of any state takeover law.

          6.11. Delisting. Each of the parties hereto shall cooperate with each other in taking, or causing to be taken, all actions necessary to delist all of the Company's securities from the NYSE and to terminate registration under the Exchange Act; provided that such delisting and termination shall not be effective until after the Effective Time.

          6.12. Litigation. The Company shall give Purchaser, at its own cost and expense, the opportunity to participate in the defense or settlement of any litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Purchaser's consent, which consent shall not be unreasonably withheld.

          6.13. Rights Agreement. As soon as practicable after the date hereof, the Company shall use its reasonable best efforts to cause the Rights Agent to execute the amendment to the Rights Agreement as set forth in Section 4.21 hereof.

          6.14. Substitute Financing Commitments. If for any reason any portion of the Financing shall not be available, Purchaser shall use its reasonable best efforts to secure one or more substitute financing commitments on terms no less favorable to Purchaser than those contained in the Commitment Letters until the earlier of the termination of this Agreement and November 30, 1999. The terms of any such substitute financing commitments shall not require the issuance of any equity, shall not contain any incremental fees and if provided as a senior subordinated note offering, shall be on terms and conditions satisfactory to Purchaser in its sole discretion.

                                 ARTICLE 7

     7.   Conditions.
          ----------

          7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to consummate the Merger shall be subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

          (a) If approval of this Agreement and the Merger by the holders of Common Stock is required by applicable law, this Agreement and the Merger shall have been approved by the requisite vote of such holders.

          (b) There shall not have been issued any injunction, or issued or enacted any Law, which prohibits or has the effect of prohibiting the consummation of the Merger or makes such consummation illegal.

          (c) Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or terminated.

          (d) The Form S-4 shall have become effective prior to the mailing of the Definitive Proxy Statement to the Company's stockholders and no stop order suspending the effectiveness of the Form S-4 shall then be in effect.

          (e) All consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as may be required under state securities or "blue sky" laws in connection with the shares of Senior Preferred Stock to be issued pursuant to the Merger shall have been obtained.

          7.2. Conditions to Obligation of Purchaser to Effect the Merger. The obligation of Purchaser to consummate the Merger is subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions (unless expressly waived in writing by Purchaser prior to the Closing):

               (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (without giving effect to any amendments to the Company Disclosure Letter made without the prior written consent of Purchaser), except for representations and warranties which are not qualified as to Material Adverse Effect, which shall be true and correct in all material respects; provided that representations and warranties made as of a specified date need be true and correct only as of such specified date;

               (b) The Company and the Subsidiaries shall have performed in all material respects each obligation and agreement, and shall have complied in all material respects with each covenant to be performed and complied with by it or them hereunder, at or prior to the Effective Time;

               (c) The Company shall have furnished Purchaser with a certificate, dated as of the Closing Date, signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 7.2(a) and (b) have been satisfied;

               (d) The Dissenting Common Stock, if any, shall not include greater than 5% of the issued and outstanding Shares;

               (e) There shall have been no material adverse change from the date hereof in the business, results of operations, or financial condition of the Company and the Subsidiaries, taken as a whole, or on the ability of the Company and the Subsidiaries taken as a whole to consummate the transactions hereunder or to conduct its business consistent with the manner conducted in the past other than such effect resulting or arising from any of the conditions set forth in clauses (A), (B), (C) and (D) in Section
          4.1 hereof;

               (f) Purchaser shall have received the cash proceeds of financings in an amount necessary to consummate the Merger and the other transactions contemplated hereby and to pay all fees and expenses in connection therewith and to provide adequate working capital for the Surviving Corporation, all on terms and conditions satisfactory to Purchaser (it being understood that the terms and conditions specifically set forth in the Commitment Letters are satisfactory to Purchaser);

               (g) The Company shall have terminated all agreements and transactions (other than intra-Company agreements and transactions) with any of its directors or affiliates, except as set forth in Schedule 7.2(g) of the Company Disclosure Letter or in the Company Reports, or entered into with Purchaser, BRS or any of their affiliates; and

               (h) The Company shall have obtained consents or waivers in form and substance reasonably satisfactory to Purchaser with respect to the agreements set forth in Schedule 7.2(h) of the Company Disclosure Letter.

          7.3. Conditions to the Obligation of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, at or before the Effective Time, to each of the following conditions (unless expressly waived in writing prior to the Closing):

               (a) The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all respects on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (without giving effect to any amendments to the Purchaser Disclosure Letter made without the prior written consent of the Company), except for representations and warranties which are not qualified as to materiality or material adverse effect, which shall be true and correct in all material respects; provided that representations and warranties made as of a specified date need be true and correct only as of such specified date;

               (b) Purchaser shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it or them hereunder, at or prior to the Effective Time;

               (c) Purchaser shall have furnished the Company with a certificate, dated as of the Closing Date, signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 7.3(a) and (b) have been satisfied; and

               (d) Purchaser shall have deposited the Merger Consideration with the Paying Agent simultaneously with the Closing.

                                 ARTICLE 8

     8.   Termination.
          -----------

          8.1.  Termination.   This  Agreement,   notwithstanding  approval
thereof by the stockholders of the Company, may be terminated at any time prior to the Effective Time (each a "Termination"):

          (a) by mutual written consent of the Company and the Purchaser;

          (b) by the Purchaser or the Company:

               (i) if the Effective Time shall not have occurred on or before November 30, 1999;

               (ii) if there shall be any statute, law, rule or regulation that makes consummation of the Offer or the Merger illegal or prohibited, or if any court of competent jurisdiction in the United States or other Governmental Entity shall have issued an order, judgment, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, judgment, decree, ruling or other action shall have become final and non-appealable (provided, that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all reasonable best efforts to remove such judgment, injunction, order, decree or ruling); or

               (iii) upon a vote at a duly held meeting, or upon any adjournment thereof, the stockholders of the Company shall have failed to give any approval required by applicable law.

          (c) by the Company at any time prior to the Stockholder's Meeting, by action of the Special Committee, if the Company shall have received after the date hereof an Acquisition Proposal from a third party for an Alternative Transaction that was not initiated, solicited or encouraged by the Company or any of the Subsidiaries in violation of this Agreement and that does not materially violate or breach any confidentiality or standstill agreement executed by such party with respect to the Company and (i) the Special Committee determines in good faith by a majority vote, after consultation with its financial and legal advisors, that such Acquisition Proposal is (A) more favorable to the stockholders of the Company (other than any stockholders participating in the buying group with Purchaser as contemplated by this Agreement) from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed in writing by Purchaser in response to such Acquisition Proposal), (B) not subject to any material contingency, to which the other party thereto has not reasonably demonstrated in its written offer its ability to overcome or address, including the receipt of government consents or approvals (including any such approval required under the HSR Act), and (C) reasonably likely to be consummated and in the best interests of the stockholders of the Company,
(ii) the Special Committee has received both (W) advice from its outside legal counsel that there is a material risk that failure to approve such an Acquisition Proposal will constitute a breach of the Company's fiduciary duties under applicable law and (X) a written opinion (a copy of which has been delivered to Purchaser) from the Financial Advisor that the Alternative Transaction is fair from a financial point of view to the stockholders of the Company (other than any stockholders participating in the buying group in such transaction); provided that, any such termination shall not be effective unless: (Y) the Special Committee has provided Purchaser with written notice that it intends to terminate this Agreement pursuant to this Section 8.1(c), identifying the Alternative Transaction (and the parties thereto) then determined to be more favorable, and delivering to Purchaser a copy of the written agreement for such Alternative Transaction in the form to be entered into, and (Z) at least two full business days after the Company has provided the notice referred to in clause (Y) above, the Special Committee delivers to Purchaser a written notice of termination of this Agreement pursuant to this Section 8.1(c), and (iii) upon delivery of the termination notice referred to in clause (ii) above, the Company has delivered to Purchaser a check or wire transfer of same day funds in the amount of Purchaser's Transaction
Expenses and one half (i.e., 50%) of the Termination Fee (as defined in Section 8.3 hereof) and written acknowledgment from the Company and such other parties to the Alternative Transaction that the Company and such other parties have irrevocably waived any right to contest or object to such payment;

          (d) by the Purchaser if the Board (i) withdraws or modifies in a manner adverse to Purchaser the Board's favorable recommendation of the Merger or (ii) shall have recommended any Acquisition Proposal with a party other than Purchaser or any of its Affiliates;

          (e) by the Purchaser at any time prior to the Effective Time, if the Company shall be in material breach of its obligations hereunder (including a material breach of its representations or warranties) and such breach is not cured within five days after notice thereof is received by the Company (provided that the Company shall not be entitled to a cure period for a material breach of Section 6.1 hereof); or

          (f) by the Company at any time prior to the Effective Time, if Purchaser shall be in material breach of its obligations hereunder (including a material breach of its representations or warranties) and such breach is not cured within five days after notice thereof is received by Purchaser.

          8.2. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 8, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 8.2 and Sections 6.5(b), 6.6, 8.3, 9.5 and 9.6. Nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity. Specifically, and without limiting the generality of the foregoing, Purchaser agrees that termination of this Agreement shall be its sole and exclusive remedy for any nonwillful breach by the Company of its representations, warranties and covenants under this Agreement and the Company agrees that termination of this Agreement shall be its sole and exclusive remedy for any nonwillful breach by Purchaser of its representations, warranties and covenants under this Agreement; provided, that, no such termination shall relieve the Company or Purchaser from liability for damages arising from (a) any willful or intentional breach of this Agreement, or (b) their obligations under this Section 8.2, Section
8.3 and Article 9.

          8.3. Fees and Expenses. (a) In the event that this Agreement shall have been terminated by Purchaser pursuant to Section 8.1(d)(i) or
Section 8.1(e), (i) the Company shall pay to Purchaser the Purchaser's Transaction Expenses (as defined below) within two business days after termination of this Agreement and (ii) if the Company enters into a definitive agreement for an Alternative Transaction with a third party with a purchase price per share for the Shares having a value greater than the per share Merger Consideration (a "Superior Agreement") within 180 days after such termination of this Agreement and such Alternative Transaction is consummated within 360 days after that termination of the Agreement, then the Company shall make a payment to Purchaser of $9,500,000 (the "Termination Fee") contemporaneously with the consummation of the Alternative Transaction. "Purchaser's Transaction Expenses" shall mean an amount, not to exceed $2,000,000, equal to Purchaser's actual out-of-pocket expenses (as the same may be estimated in writing signed by the chairman or president of Purchaser in good faith prior to the date of such payment, subject to an adjustment payment between the parties upon definitive determination of such costs) directly attributable to the proposed acquisition of the Company (including negotiation and execution of this Agreement and reasonable attorneys' fees and expenses) and the attempted financing and completion of the Merger.

          (b) In the event that (i) the Company receives an Acquisition Proposal from a third party (the "Third Party Bidder") subsequent to the date hereof and prior to termination of this Agreement, (ii) this Agreement is thereafter terminated, and (iii) a Superior Agreement is entered into with that same Third Party Bidder within 180 days after such termination of this Agreement, then the Company shall pay to Purchaser the Purchaser's Transaction Expenses contemporaneously with the execution of such Superior Agreement. If the Superior Agreement with that same Third Party Bidder is consummated within 360 days after the termination of this Agreement, then the Company shall pay to Purchaser the Termination Fee contemporaneously with such consummation.

          (c) In the event that this Agreement  shall have been  terminated
(1) by the Company pursuant to Section 8.1(c) hereof (in which case the Company shall have paid to Purchaser the Purchaser's Transaction Expenses plus 50% of the Termination Fee as a condition precedent to such termination),  and the  Company  consummates  the  Alternative  Transaction contemplated by that Superior Agreement within 360 days after the termination of this Agreement pursuant to Section 8.1(c) hereof, then the Company shall pay to Purchaser the balance of the Termination Fee (i.e., the remaining 50%) contemporaneously with such consummation or (2) by Purchaser pursuant to Section 8.1(d)(ii) hereof, (A) the Company shall pay to Purchaser the Purchaser's Transaction Expenses plus 50% of the Termination Fee within two business days following such termination and,
(B) if the Company then enters into a Superior Agreement within 180 days after a termination by Purchaser pursuant to Section 8.1(d)(ii) and consummates the Alternative Transaction contemplated by that Superior Agreement within 360 days after such termination, then the Company shall pay to Purchaser the balance of the Termination Fee (i.e., the remaining 50%) contemporaneously with such consummation.

          (d) In the event that this Agreement shall have been terminated by the Purchaser pursuant to Section 8.1(e) hereof as a result of the Company's material breach of Section 6.1 hereof, the Company shall pay to Purchaser the Purchaser's Transaction Expenses and the entire Termination Fee within two business days after such termination.

          (e) The Company shall only be required to pay to Purchaser the Purchaser's Transaction Expenses and the Termination Fee under the limited circumstances set forth in paragraphs (a), (b), (c) and (d) of this Section
8.3. In the event that the Purchaser's Transaction Expenses and/or the Termination Fee are payable under more than one such circumstance, Purchaser may elect to be paid pursuant to any one, but only one, of these provisions. Any payments to be made to Purchaser shall be made by check or wire transfer of same day funds.

          (f) Purchaser agrees that in the event that Purchaser has received both the Purchaser's Transaction Expenses and the Termination Fee in cash when required to be received pursuant to this Article 8, it shall not (i) assert or pursue in any manner, directly or indirectly, any claim or cause of action based in whole or in part upon alleged tortious or other interference with rights under this Agreement against any entity or person submitting an Acquisition Proposal or (ii) assert or pursue in any manner, directly or indirectly, any claim or cause of action against the Company or any of its officers or directors based in whole or in part upon its or their receipt, consideration, recommendation, or approval of an Alternative Transaction or the Company's exercise of its right to terminate this Agreement; provided that, the Company and any third parties to a Superior Agreement irrevocably waive in writing their right, if any, to contest or object to payment of the Termination Fee or any portion thereof which shall have been paid or be due to Purchaser in accordance with this Article 8.

          8.4. Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its board of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                 ARTICLE 9

     9.   General Provisions.
          ------------------

          9.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement, or in any instrument delivered pursuant to this Agreement, shall survive the Effective Time.

          9.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by facsimile, to the applicable party at the following addresses or facsimile numbers (or at such other address or telecopy number for a party as shall be specified by like notice):


     If to Purchaser:                  If to the Company:

     OSI Acquisition, Inc.             O'Sullivan Industries Holdings, Inc.
     c/o Bruckmann, Rosser, Sherill    1900 Gulf Street
         & Co., Inc.                   Lamar, Missouri 64759
     126 E. 56th Street, 29th Floor    Attention:  Rowland H. Geddie, III, Esq.
     New York, New York                Facsimile:  (417) 682-8113
     Attention:  Stephen F. Edwards
     Facsimile:  (212) 521-3799

     With a copy to:                   With a copy to:

     Kirkland & Ellis                  Fried, Frank, Harris,
     153 East 53rd Street               Shriver & Jacobson
     New York, New York 10022          One New York Plaza
     Attention:  Kirk A. Radke, Esq.   New York, New York  10004
     Facsimile:  (212) 446-4900        Attention:  Jeffrey Bagner, Esq.
                                       Facsimile:  (212) 859-4000

          9.3. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Purchaser may assign its rights hereunder (i) to a wholly owned subsidiary of Purchaser or (ii) for collateral security purposes to any source of financing to BRS, Purchaser or the Surviving Corporation; and, further provided that nothing shall relieve the assignor from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 6.8 and 6.9, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          9.4. Entire Agreement. This Agreement, the Confidentiality Agreement, the Schedules, the Exhibits, the Ancillary Documents and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

          9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company, Purchaser and Merger Sub hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

          9.6. Fee and Expenses. Except as provided in Section 8.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be paid by the party incurring such costs and expenses (it being expressly understood that all costs and expenses related to HSR filings shall be borne by Purchaser) and the filing fees with respect to the Form S-4 and expenses of printing and mailing the Proxy Statement shall be borne equally by the Company and Purchaser. All transfer taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Surviving Corporation other than as provided in Section 3.3(b) hereof.

          9.7. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

               (i) "affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

               (ii) "Company Stock Option Plan" means the Company's Amended and Restated 1994 Incentive Stock Plan, as amended.

               (iii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               (iv) "Equity Letters" means the equity commitment letter dated April 30, 1999 from BRS to Purchaser.

               (v) "Financing" means the financing pursuant to the terms of the Equity Letters and the Financing Letters.

               (vi) "Financing Letters" means each of the engagement letters dated April 30, 1999 from Lehman Brothers Inc. and Lehman Brothers Commercial Paper Inc. to BRS and Purchaser and the commitment letter dated April 30, 1999 from Lehman Brothers Inc. to BRS and Purchaser.

               (vii) "Indebtedness" means all indebtedness of the Company and the Subsidiaries, including, without limitation, (i) all obligations of any of the Company and the Subsidiaries for borrowed money or evidenced by bonds, debentures, notes, letters of credit or other similar instruments,
(ii) obligations as lessee under capital leases, (iii) obligations to pay the deferred purchase price of property or services, except amounts payable arising in the ordinary course of business and amounts owed pursuant to the Tandy Tax Sharing Agreement, (iv) all debts of others guaranteed or otherwise supported by any of the Company and the Subsidiaries or secured by a lien on any of the assets of any of the Company and the Subsidiaries,
(v) all amounts owed by any of the Company and the Subsidiaries or obligations of any of the Company and the Subsidiaries to any Affiliate of the Company and the Subsidiaries, (vi) unfunded liabilities under the Company's Deferred Compensation Plan and (vii) any interest, principal, prepayment penalty, fees, or expenses in respect of those items listed in clauses (i) through (v) of this defined term.

               (viii) "knowledge" of any party hereto shall mean the actual knowledge of any of the executive officers of that party without further inquiry by such officers.

               (ix) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

               (x) "Senior Preferred Stock" means the Senior Preferred Stock of the Surviving Corporation, par value $1.00 per share, the principal terms of which are attached hereto as Exhibit 9.7.

               (xi) "Special Committee" means the Special Committee of the Board of Directors of the Company.

               (xii) "Tax Sharing Agreement" means the Amended and Restated Tax Sharing and Tax Benefit Reimbursement Agreement dated as of June 19, 1997 among Tandy Corporation, a Delaware corporation, TE Electronics Inc., a Delaware corporation, and the Company.

          9.8. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. The table of contents contained in this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.9. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

          9.10. Waivers. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement or in any of the Ancillary
Documents. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          9.11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          9.12. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically (without requirement to post a bond) the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

          9.13. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original. All such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          9.14. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

          9.15. Time Is of the Essence. The parties hereto acknowledge that time is of the essence in the performance of this Agreement.

          9.16. Waiver of Jury Trial. Each of the parties hereto waives any right to a trial by jury in any litigation or proceeding to enforce or defend any right under this Agreement or any other document required in connection with the transactions contemplated hereby. Each of the parties hereto further agree that any such litigation or proceeding shall be tried before a court and not before a jury.

          IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                     O'SULLIVAN INDUSTRIES HOLDINGS, INC.

ATTEST:


By:                                      By:/s/ Richard D. Davidson
   --------------------------           ---------------------------------





                                     OSI ACQUISITION, INC.


ATTEST:


By:                                      By:/s/ Stephen F. Edwards
   --------------------------           ---------------------------------

                                                                 EXHIBIT 5.5

          [LETTERHEAD OF BRUCKMANN, ROSSER, SHERRILL & CO., INC.]




                               May 17, 1999



OSI Acquisition, Inc.
c/o Bruckmann, Rosser, Sherrill & Co., L.P.
126 East 56th Street, 29th Floor
New York, NY 10022

Dear Sirs:

          This letter will confirm the commitment of Bruckmann, Rosser, Sherrill & Co., L.P. ("BRS" or "us"), and its affiliates to provide or cause others to provide $47.2 million of equity financing (the "Equity Financing")less the aggregate amount of the reinvestment by members of the Company's management (the "Management Rollover") to a newly formed Delaware corporation ("Newco" or "you"), on terms and conditions mutually acceptable to Newco and BRS. The proceeds to Newco from this financing will be used to partially provide the financing for the acquisition Of O'Sullivan Industries Holdings, Inc. (the "Company").

          Our commitment is subject to (i) the satisfaction, or waiver by you, of the conditions to your obligations contained in an agreement and plan of merger, in form acceptable to BRS, pursuant to which Newco will be merged with and into the Company (the "Agreement and Plan of Merger"), (ii) Newco receiving the cash proceeds of financing which, together with the Equity Financing and the Management Rollover, are sufficient to consummate the transactions contemplated by the Agreement and Plan of Merger (the "Merger"), satisfy all fees and expenses to be paid in connection with the Merger and to provide for the ongoing working capital needs of the Company subsequent to the consummation of the Merger, all on terms and conditions acceptable to BRS, and (iii) the contemporaneous closing of the Merger.

          This commitment will be effective upon your acceptance of the terms and conditions of this letter and will expire on the earlier to occur of (i) the termination of the Agreement and Plan of Merger and (ii) November 30, 1999.

          Nothing in this Agreement is intended, not shall anything herein be construed, to confer any rights, legal or equitable, in any person other than you and O'Sullivan Industries Holdings, Inc., which is expressly made a third party beneficiary hereof.

          Please confirm the above agreement by signing and returning to me a copy of this letter.

                                     Very truly yours,

                                     Bruckmann, Rosser, Sherrill & Co., L.P.

                                     By: /s/ Stephen F. Edwards
                                         ----------------------------------
                                         Stephen F. Edwards
                                         Managing Director

Accepted as of the date
first above written:

OSI Acquisition, Inc.


By: /s/ Stephen F. Edwards
    ----------------------------
    Name:
    Title:

LEHMAN COMMERCIAL PAPER INC.                      LEHMAN BROTHERS INC.
3 WORLD FINANCIAL CENTER                          3 WORLD FINANCIAL CENTER
NEW YORK, NEW YORK  10285                         NEW YORK, NEW YORK 10285

                              April 30, 1999

                             COMMITMENT LETTER

Bruckmann, Rosser, Sherrill & Co., Inc.
126 East 56th Street
29th Flr.
New York, New York 10022


OSI Acquisition Inc.
126 East 56th Street
29th Flr.
New York, New York 10022

Ladies and Gentlemen:

          This commitment letter agreement (together with all exhibits and schedules hereto, the "COMMITMENT LETTER") will confirm the understanding and agreement among Lehman Commercial Paper Inc., as Administrative Agent under both the Credit Facilities and the Interim Loan Agreement referred to below, ("LCPI" or the "ADMINISTRATIVE AGENT"), Lehman Brothers Inc., as exclusive advisor, bookmanager and lead arranger ("LEHMAN BROTHERS"), Bruckmann, Rosser, Sherrill & Co., Inc. (collectively with certain of its employees, directors and their affiliates, the "SPONSOR") and OSI Acquisition Inc., a newly formed wholly owned subsidiary of the Sponsor (the "Company") in connection with the proposed financing for the acquisition of all of the issued and outstanding common stock (except for that portion of common stock retained by members of the management or their designees) of O'Sullivan Industries Holdings, Inc., a Delaware corporation (together with each of its subsidiaries, the "ACQUIRED BUSINESS"). We understand that the Company proposes to sign an agreement with the Acquired Business (the "ACQUISITION AGREEMENT") whereby the Company will acquire all of the issued and outstanding common stock (except for that portion of common stock retained by members of the management or their designees) of the Acquired Business through a merger with and into the Acquired Business (the "ACQUISITION"). As used below, the defined term "Company" shall mean both the Company prior to the Acquisition and the Company together with the Acquired Business, after giving effect to the Acquisition.

          You have advised us that the total funds needed to finance the Acquisition (including fees and expenses (which will not exceed $23.0 million) and the refinancing of approximately $28.2 million of existing debt of the Acquired Business) will be approximately $339.3 million and that such funds will be provided as follows: (i) $175.0 million of borrowings by the Company under a Senior Term Loan Facility, with an additional $50.0 million Revolving Credit Facility which the Sponsor anticipates will not be drawn at closing (collectively, the "CREDIT FACILITIES") among the Company, LCPI and the financial institutions party thereto, (ii) the issuance by the Company of $115.0 million in aggregate principal amount of Senior Subordinated Notes due 2009 (the "NOTES") and
(iii) up to $47.2 million of equity securities (the "EQUITY FINANCING") to be contributed to the Company in cash by the Sponsor or its affiliates or retained by members of the management of the Acquired Business. Following the Acquisition, the Company and its respective subsidiaries will not have any debt or equity outstanding except as described in this paragraph and $30.8 million of senior preferred stock issued as part of the merger consideration.

     1.   The Commitments.
          ---------------

          (a) You have requested (i) that LCPI (collectively with each other financial institution that becomes a lender under the Credit Facilities, "SENIOR LENDERS") commit to provide the entire amount of the Credit Facilities upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Summary of Terms of Credit Facilities attached hereto as Exhibit A (the "CREDIT FACILITIES TERM SHEET") and (ii) that LCPI, (collectively with each other investor that becomes a lender under the Interim Loans (as defined below), the "Interim LENDERS"; the Interim Lenders and the Senior Lenders being referred to herein collectively as the "LENDERS" commit to provide the Company $115.0 million in senior subordinated interim loans (the "INTERIM LOANS"), upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Summary of Terms of Interim Loans attached hereto as Exhibit B (the "INTERIM LOANS TERM SHEET").

          (b) Based on the foregoing, LCP1 is pleased to confirm by this Commitment Letter its commitment to you (the "SENIOR LOAN COMMITMENT") to provide or cause one of its affiliates to provide the entire amount of the Credit Facilities.

          (c) Based on the foregoing, LCPI is pleased to confirm by this Commitment Letter its commitment to you (the "INTERIM LOAN COMMITMENT"), to provide or cause one of its affiliates to provide the entire amount of the Interim Loans, You further agree that if LCPI determines in its sole discretion that it would be advisable to structure the Interim Loans as securities to facilitate syndication of the Interim Loan Commitments or for any other reason, that the documentation contemplated by this Commitment Letter will be appropriately modified to provide for an issuance of senior subordinated interim notes having terms as nearly identical as practicable to those of the Interim Loans.

          (d) Pursuant to an Engagement Letter, dated as of April 30, 1999 (the "ENGAGEMENT LETTER"); among you and Lehman Brothers, as further consideration for the Interim Loan Commitments, you have engaged Lehman Brothers to act as your exclusive underwriter, exclusive initial purchaser and/or exclusive placement agent in connection with the sale of the
Permanent   Securities  (as  defined  in  the  Engagement  Letter)  and  in connection with certain other matters.

          (e) It is agreed that Lehman Brothers will act as the sole and exclusive advisor, bookmanager and lead arranger for the Credit Facilities and the Interim Loans and that LCPI will act as the sole and exclusive Administrative Agent for the Credit Facilities and the Interim Loans. Each of Lehman Brothers and LCPI will perform the duties and exercise the authority customarily performed and exercised by it in its respective role. You agree that no other agents, co-agents, arrangers or bookmanager will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Credit Facilities Term Sheet or the Fee Letters referred to below) will be paid in connection with the Credit Facilities or the Interim Loans unless you and we shall so agree.

          (f) The commitments and agreements of the Lenders described herein are subject to the negotiation, execution and delivery on or before November 30, 1999 of definitive documentation with respect to the Credit Facilities and the Interim Loans, satisfactory to the Lenders and their respective counsel and to the other conditions set forth or referred to in the Credit Facilities Term Sheet, the Interim Loan Term Sheet and the Funding Conditions attached hereto as Exhibit C. Those matters that are not covered by the provisions hereof or of the Credit Facilities Term Sheet or the Interim Loan Term Sheet are subject to the approval and agreement of the applicable Lenders, the Sponsor and the Company.

     2. Fees and Expenses. In consideration of the execution and delivery of this Commitment Letter by LCPI as a Senior Lender, you agree jointly and severally to pay the fees and expenses set forth in Annex A-1 to the Credit Facilities Term Sheet and in the Credit Facilities Fee Letter, dated the date hereof, in each case, as provided therein and subject to paragraph 9 hereof. In consideration of the execution and delivery of this Commitment Letter by each of the Interim Lenders, you agree jointly and severally, but subject to paragraph 9 hereof, to pay the fees and expenses contemplated by the Interim Loan Fee Letter, dated the date hereof (each of the Interim Loan Fee Letter and the Credit Facilities Fee Letter being referred to as a "FEE LETTER" and collectively as the "FEE LETTERS").

     3.   Indemnification.
          ---------------

          (a) The Sponsor and the Company hereby jointly and severally agree to indemnify and hold harmless each of LCPI, Lehman Brothers, the other Interim Lenders and each of their respective affiliates and each of their respective officers, directors, employees, affiliates, advisors and agents (each, an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Credit Facilities, the Interim Loans, the Term Loans, the Exchange Notes, the use of the proceeds therefrom, the Acquisition, any of the other transactions, or securities contemplated by this Commitment Letter or the Engagement Letter, any other transaction related thereto or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for all legal and other expenses incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including, without limitation, in connection with the enforcement of the indemnification obligations set forth herein); PROVIDED, HOWEVER, that no indemnified person shall be entitled to indemnity hereunder in respect of any loss claim, damage, liability or expense to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such loss, claim, damage, liability or expense resulted directly from the gross negligence or willful misconduct of such indemnified person. In no event will any indemnified person be liable for consequential damages as a result of any failure to fund any of the Credit Facilities or the Interim Loans contemplated hereby or otherwise in connection with the Credit Facilities or Interim Loans.

          (b) The Sponsor and the Company further agree that, without the prior written consent of LCPI as Senior Lender and each of the interim LENDERS, which consent will not be unreasonably withheld, none of them will enter into any settlement of a lawsuit, claim or other proceeding arising out of this Commitment Letter or the transactions contemplated by this Commitment Letter unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all indemnified persons.

          (c) The Sponsor, the Company and the Lenders agree that if any indemnification or reimbursement sought pursuant to this Section 3 is judicially determined to be unavailable for a reason other than the gross negligence or willful misconduct of such indemnified person, then, whether or not a Senior Lender or an Interim Lender is the indemnified person, the Sponsor and the Company, on the one hand, and the Senior Lenders or the Interim Lenders, as the case may be, on the other hand (pro rata in accordance with their respective Commitments), shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Sponsor and the Company, on the one hand, and the Senior Lenders or the Interim Lenders, as the case may be, on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Sponsor and the Company, on the one hand, and the Senior Lenders or the Interim Lenders, on the other hand, as well as any other equitable considerations; PROVIDED, HOWEVER, that in no event shall the amount to be contributed by a Senior Lender or an Interim Lender pursuant to this paragraph exceed the amount of the fees actually received by such Senior Lender or Interim Lender under this Commitment Letter or the applicable Fee Letter.

     4. Expiration of Commitment. The Senior Loan Commitments and the Interim Loan Commitments shall expire at 5:00 p.m., New York City time, on May 21, 1999 unless you shall have executed and returned a copy of this Commitment Letter, each of the Fee Letters and the Engagement Letter to the Lenders prior to the expiration of the Commitments, in which event each Lender agrees to hold its respective Commitment available for you until the earlier of (i) the termination of the Acquisition Agreement, (ii) the consummation of the Acquisition without the funding of the Credit Facilities or Interim Loans, as the case may be, and (iii) 5:00 p.m,, New York City time, on November 30, 1999. The date and time of expiration of the Senior Loan Commitment and the Interim Loan Commitment is sometimes referred to herein as the "COMMITMENT EXPIRATION DATE."

     5.   Confidentiality.
          ---------------

          (a) This Commitment Letter and the Engagement Letter and the terms and conditions contained herein and therein shall not be disclosed by the Sponsor to any person or entity (other than the Acquired Business or such of your and their agents and advisers as need to know and agree to be bound by the provisions of this paragraph and as required by law) without the prior written consent of the applicable Lenders. The Fee Letters and the terms and conditions contained therein shall not be disclosed by the Sponsor to any person or entity (other than such of your agents and advisers as need to know and agree to be bound by the provisions of this paragraph and as required by law) without the prior written consent of the applicable Lenders.

          (b) You acknowledge that Lehman Brothers and its affiliates (the term "Lehman Brothers" being understood to refer hereinafter in this paragraph to include such affiliates, including LCPI) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Lehman Brothers will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by Lehman Brothers of services for other companies, and Lehman Brothers will not furnish any such information to other companies. You also acknowledge that Lehman Brothers has no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies,

     6.   Assignment and Syndication.
          --------------------------

          (a) The parties hereto agree that LCPI and Lehman Brothers shall have the right to syndicate the Credit Facilities, the Interim Loans and/or the Senior Loan Commitments and the Interim Loan Commitments (collectively, the "COMMITMENTS") to a group of financial institutions or other investors identified by us in consultation with you. Lehman Brothers will manage all aspects of any such syndication, including decisions as to the selection of institutions to be approached and when they will be approached, the acceptance of commitments, the amounts offered, the amounts allocated and the compensation provided. The Sponsor and the Company agree to use all commercially reasonable efforts to assist Lehman Brothers and LCPI in any such syndication process, including, without limitation, (i) ensuring that the syndication efforts benefit materially from the existing lending relationships of the Sponsor and the Company, (ii) direct contact between senior management and advisors of the Sponsor and the Company and the proposed Lenders, (iii) assistance in the preparation of Confidential
Information   Memoranda  and  other  marketing  materials  to  be  used  in connection with any syndication, including causing such Confidential Information Memoranda to conform to market standards as reasonably determined by Lehman Brothers and LCPI and (iv) the hosting, with Lehman Brothers, of one or more meetings of prospective Lenders, and, in connection with any such Lender meeting, your consultation with Lehman Brothers and LCPI with respect to the presentations to be made at such meeting, and your making available appropriate officers and representatives to rehearse such presentations prior to such meetings, as reasonably requested by Lehman Brothers and LCPI. You also agree that, at your expense, you will work with Lehman Brothers and LCPI to procure a rating for the Credit Facilities and/or the Interim Loans by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

          (b) To assist Lehman Brothers and LCPI in their syndication efforts, you agree promptly to prepare and provide to Lehman Brothers and LCPI all information with respect to the Company, the Acquired Business, the Acquisition and the other transactions contemplated hereby, including all financial information and projections (the "PROJECTIONS", as they may reasonably request. You hereby represent and covenant that (i) all information other than the Projections (the "INFORMATION") that has been or will be made available to Lehman Brothers and LCPI by you or any of your representatives is or will be when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to Lehman Brothers and LCPI by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Credit Facilities and the Interim Loans we may use and rely on the information and projections without independent verification thereof.

          (c) To ensure an orderly and effective syndication of the Senior Loans and the Interim Loans, you agree that, from the date hereof until the later of the termination of the syndication as determined by Lehman Brothers and 90 days following the date of initial funding under the Senior Loans and the Interim Loans, you will not, and will not permit any of your affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt or preferred equity security of the Company or any of its subsidiaries (other than the indebtedness contemplated hereby), including any renewals or refinancings of any existing debt facility, without the prior written consent of Lehman Brothers. Upon the Closing Date, any assignment or syndication of the Credit Facilities and the Interim Loans shall be governed by the provisions of the definitive documentation relating thereto.

          (d) Lehman Brothers and LCPI shall be entitled, after consultation with the Company, to change the pricing, terms and structure of the Credit Facilities and/or the Interim Loans if Lehman Brothers and LCPI determine that such changes are advisable to ensure a successful syndication of the Credit Facilities and/or the Interim Loans; provided, that with respect to the Credit Facilities in no event will the Applicable Margin be increased or decreased by more than 50 basis points without the consent of the Company. Lehman Brothers and LCPI shall also be entitled to reduce the total principal amount of either the Credit Facilities or the Interim Loans; provided that any reduction in any such total principal amount is offset by a corresponding increase in the amount of the Credit Facilities or the Interim Loans, as the case may be. The provisions of this
Section 6(d) shall survive the closing of the Credit Facilities and the Interim Loans until the termination of syndication as determined by Lehman Brothers, and the Company agrees to enter into, and to cause, such amendments to the final documentation as may be necessary or reasonably requested by Lehman Brothers to document any changes to the Credit Facilities and the Interim Loans made pursuant to this Section 6(d).

     7. Survival. The provisions of this Commitment Letter relating to the payment of fees and expenses, indemnification and contribution, and confidentiality, and the provisions of Section 8 below will survive the expiration or termination of any commitment hereunder or this Commitment Letter (including any extensions) and the execution and delivery of definitive financing documentation.

     8.   Choice of Law, Jurisdiction, Waivers.
          ------------------------------------

          (a) This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. To the fullest extent permitted by applicable law, the Sponsor and the Company hereby irrevocably submit to the jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter or either of the Fee Letters and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The Sponsor and the Company, hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this Commitment Letter or either of the Fee Letters.

          (b) No Senior Lender or interim Lender shall be liable in any respect for any of the obligations or liabilities of any the other Senior Lender or Interim Lender under this letter or arising from or relating to the transactions contemplated hereby.

     9. Acquired Business to Become a Party; Termination of Certain Sponsor Obligations. The Sponsor and the Company hereby agree to cause the Acquired Business (including each of the Guarantors) to become jointly and severally liable, effective upon the closing of the Acquisition, for any and all liabilities and obligations of the Sponsor or the Company relating to or arising out of any of the Sponsor's or the Company's duties, responsibilities and obligations hereunder. The obligations of the Sponsor under Sections 2 and 3 of this Agreement shall terminate once this Agreement has become a legal, valid and binding agreement of the Acquired Business and such Guarantors.

     10.  Miscellaneous.
          -------------

          (a) This Commitment Letter may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          (b) Neither the Company nor the Sponsor may assign any of their respective rights, or be relieved of any of their respective obligations, without the prior written consent of each of the Lenders. In connection with any syndication of all or a portion of the Senior Loan Commitments and/or the Interim Loan Commitments, the rights and obligations of each of the Lenders hereunder may be assigned, in whole or in part, as provided above, and upon such assignment, such Lender shall be relieved and novated hereunder from the obligations of such Lender with respect to any portion of its Senior Loan Commitment or Interim Loan Commitment that has been assigned as provided above.

          (c) This Commitment Letter and the attached Exhibits and Schedules set forth the entire understanding of the parties hereto as to the scope of the Commitment and the obligations of the Lenders hereunder. This Commitment Letter shall supersede all prior understandings and proposals, whether written or oral, between any of the Lenders and you relating to any financing or the transactions contemplated hereby. This Commitment Letter shall be in addition to the agreements of the parties contained in the Engagement Letter.

          (d) This Commitment Letter has been and is made solely for the benefit of the Sponsor, the Company, the Lenders, the indemnified persons, and their respective successors and assigns, and nothing in this Commitment Letter, expressed or implied, is intended to confer or does confer on any other person or entity any rights or remedies under or by reason of this Commitment Letter or the agreements of the parties contained herein.

          (e) As you know, the Lenders, including Lehman Brothers, may be full service financial firms and as such from time to time may effect transactions for their own account or the account of customers, and hold long or short positions in debt or equity securities or loans of companies that may be the subject of the transactions contemplated by this Commitment Letter.

          (f) Lehman Brothers also will provide financial advisory services to the Company with respect to the transaction to which this Commitment Letter relates. The Company agrees that Lehman Brothers has the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company, provided that Lehman Brothers will submit a copy of any such advertisements to the Company for its approval, which approval shall not be unreasonably withheld,

          If you are in agreement with the foregoing, kindly sign and return to us the enclosed copy of this Commitment Letter.

                                        Very truly yours,

                                        LEHMAN COMMERCIAL PAPER INC.


                                        By:/s/ William Gallagher
                                           -----------------------------
                                           Name:
                                           Title:  Authorized Signatory



                                        LEHMAN BROTHERS INC.


                                        By:/s/ William Gallagher
                                           -----------------------------
                                           Name:
                                           Title:  Authorized Signatory

Accepted and agreed to as of the
  date first above written:


BRUCKMANN, ROSSER, SHERRILL & CO., INC.


By:/s/ Stephen F. Edwards
   -------------------------------
   Name:
   Title: Authorized Signatory


OSI ACQUISITION INC.

By:/s/ Stephen F. Edwards
   -------------------------------
   Name:
   Title: Authorized Signatory

                      EXHIBIT A TO COMMITMENT LETTER
                      ------------------------------

                   SUMMARY OF TERMS OF CREDIT FACILITIES
                   -------------------------------------

          Set forth below is a summary of certain of the terms of the Senior Term Loan Facilities, the Revolving Credit Facility and the documentation related thereto. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Commitment Letter to which this Summary of Terms is attached and of which it forms apart.

I.   PARTIES
     -------

     COMPANY........................... The Company.

     GUARANTORS........................ Each  of the  Company's  direct and indirect  subsidiaries  (other than
                                        certain foreign  subsidiaries  (the
                                        "GUARANTORS";  the  Company and the
                                        Guarantors,    collectively,    the
                                        "CREDIT PARTIES").

     ADVISOR, LEAD ARRANGER
       AND BOOK MANAGER................ Lehman   Brothers   Inc.  (in  such
                                        capacity, the "ARRANGER").

     ADMINISTRATIVE AGENT.............. Lehman  Commercial  Paper  Inc. (in
                                        such capacity,  the "ADMINISTRATIVE
                                        AGENT").

     SENIOR LENDERS.................... A  syndicate  of  banks,  financial
                                        institutions   and  other  entities
                                        arranged   by  the   Administrative
                                        Agent after  consultation  with the
                                        Company (collectively, the "SENIOR
                                        LENDERS").

II.  TYPES AND AMOUNTS OF CREDIT FACILITIES
     --------------------------------------

     SENIOR TERM LOAN FACILITIES....... Senior  Term  Loan  Facilities (the
                                        "SENIOR TERM LOAN FACILITIES" in an
                                        aggregate  amount  equal to  $175.0
                                        million (the loans thereunder,  the
                                        "SENIOR TERM LOANS") as follows:

       Tranche A Term Loan Facility.... A  6-year  term  loan  facility (the
                                        "TRANCHE A TERM LOAN  FACILITY") in
                                        an aggregate principal amount equal
                                        to   S40.0   million   (the   loans
                                        thereunder,  the  "TRANCHE  A  TERM
                                        LOANS"). the  Tranche A Term  Loans
                                        shall  be  repayable  in  quarterly
                                        installments   in   amounts  to  be
                                        agreed  upon until the date that is
                                        6 years after the Closing  Date (as
                                        defined below).

       Tranche B Term Loan Facility...  A  7 1/2-year  term  loan  facility
                                        (the    "TRANCHE    B   TERM   LOAN
                                        FACILITY")    in    an    aggregate
                                        principal  amount  equal to  $125.0
                                        million (the loans thereunder,  the
                                        "TRANCHE B TERM LOANS". The Tranche
                                        B Term Loans shall be  repayable in
                                        30      consecutive       quarterly
                                        installments   in   amounts  to  be
                                        agreed.

        Availability................... The Senior Term Loans shall be made in a single  drawing on the Closing
                                        Date (as defined below).



        Purpose........................ The  proceeds  of  the  Senior Term
                                        Loans  shall be used to finance the
                                        Acquisition and to pay related fees
                                        and expenses.

     REVOLVING CREDIT FACILITY......... 6-year  revolving  credit  facility
                                        (the "REVOLVING CREDIT FACILITY");

        Facility....................... together with the  Senior Term Loan
                                        Facilities,       (the      "CREDIT
                                        FACILITIES")    in   an   aggregate
                                        principal  amount  equal  to  $60.0
                                        million (the loans thereunder,  the
                                        "REVOLVING CREDIT LOANS").

        Availability................... The Revolving Credit Facility shall be available  on a revolving  basis
                                        during the period commencing on the
                                        Closing  Date  and  ending  on  the
                                        sixth   anniversary   thereof  (the
                                        "REVOLVING    CREDIT    TERMINATION
                                        DATE").

        Letters of Credit.............. A portion of the  Revolving  Credit
                                        Facility  not in  excess  of  $20.0
                                        million  shall be available for the
                                        issuance  of letters of credit (the
                                        "LETTERS  OF  CREDIT") by a  Senior
                                        Lender  to  be   selected   in  the
                                        syndication    process   (in   such
                                        capacity,   the   "ISSUING   SENIOR
                                        LENDER). No Letter of Credit  shall
                                        have an  expiration  date after the
                                        earlier  of (i) one year  after the
                                        date  of  issuance  and  (ii)  five
                                        business    days   prior   to   the
                                        Revolving Credit  Termination Date;
                                        provided  that any Letter of Credit
                                        with a one-year  tenor may  provide
                                        for   the   renewal   thereof   for
                                        additional  one year periods (which
                                        shall in no event extend beyond the
                                        date  referred  to in  clause  (ii)
                                        above).


                                        Drawings under any Letter of Credit
                                        shall be  reimbursed by the Company
                                        (whether with its own funds or with
                                        the  proceeds of  Revolving  Credit
                                        Loans) on the same business day. To
                                        the extent  that the  Company  does
                                        not so reimburse the Issuing Senior
                                        Lender,  the Senior  Lenders  under
                                        the Revolving Credit Facility shall
                                        be irrevocably and  unconditionally
                                        obligated to reimburse  the Issuing
                                        Senior Lender on a pro rata basis.

        Swing Line Loans............... A portion of the  Revolving  Credit
                                        Facility  not in  excess  of  $10.0
                                        million   shall  be  available  for
                                        swing line loans (the  "SWING  LINE
                                        LOANS") from a Senior  Lender to be
                                        selected in the syndication process
                                        (in such capacity,  the "SWING LINE
                                        SENIOR LENDER") on same-day notice.
                                        Any  such  Swing  Line  Loans  will
                                        reduce   availability   under   the
                                        Revolving   Credit  Facility  on  a
                                        dollar-for-dollar    basis.    Each
                                        Senior  Lender under the  Revolving
                                        Credit   Facility   shall  acquire,
                                        under  certain  circumstances,   an
                                        irrevocable and  unconditional  pro
                                        rata  participation  in each  Swing
                                        Line Loan.

        Maturity....................... The  Revolving  Credit  Termination
                                        Date.

        Purpose........................ The   proceeds  of   the  Revolving
                                        Credit   Loans  shall  be  used  to
                                        finance the working  capital  needs
                                        of the Company and its subsidiaries
                                        in the ordinary course of business.

III. CERTAIN PAYMENT PROVISIONS
     --------------------------

     FEES AND INTEREST RATES........... As set forth on Annex A-I.

     OPTIONAL PREPAYMENTS AND
       COMMITMENT REDUCTIONS........... Loans  may  be prepaid  in  minimum amounts to be agreed upon. Optional
                                        prepayments   of  the  Senior  Term
                                        Loans   shall  be  applied  to  the
                                        Tranche   A  Term   Loans  and  the
                                        Tranche B Term Loans ratably and to
                                        the installments thereof ratably in
                                        accordance     with     the    then
                                        outstanding amounts thereof and may
                                        not be reborrowed.  Notwithstanding
                                        the  foregoing,   so  long  as  any
                                        Tranche    A   Term    Loans    are
                                        outstanding, each holder of Tranche
                                        B Term  Loans  shall have the right
                                        to   refuse  up  to  100%  of  such
                                        prepayment allocable to its Tranche
                                        B Term  Loans  and  the  amount  so
                                        refused  will be  applied to prepay
                                        the Tranche A Term Loans.

        MANDATORY PREPAYMENTS AND
          COMMITMENT REDUCTIONS........ The   following  amounts  shall  be
                                        applied to prepay  the Senior  Term
                                        Loans  and  reduce  the   Revolving
                                        Credit Facility:

                                        (a)  100%  of the net  proceeds  of
                                             any    sale,    issuance    or
                                             incurrence      of     certain
                                             indebtedness after the Closing
                                             Date by the  Company or any of
                                             its  subsidiaries  (subject to
                                             certain   carve   outs  to  be
                                             agreed on); provided, however,
                                             that such net  proceeds  shall
                                             first   be   applied   to  any
                                             outstanding  amounts  owed  to
                                             the Interim  Lenders under the
                                             Interim   Loans  or  the  Term
                                             Loans;

                                        (b)  100%  of the net  proceeds  of
                                             any sale or other  disposition
                                             (including   as  a  result  of
                                             casualty or  condemnation)  by
                                             the  Company  or  any  of  its
                                             subsidiaries   of  any  assets
                                             (except   for   the   sale  of
                                             inventory   in  the   ordinary
                                             course of business and certain
                                             other   dispositions   to   be
                                             agreed on); and

                                        (c)  75% of excess cash flow (to be
                                             defined    in    a    mutually
                                             satisfactory  manner) for each
                                             fiscal  year  of  the  Company
                                             (commencing  with  the  fiscal
                                             year in which the Closing Date
                                             occurs);   provided,   however
                                             that  such  amount   shall  be
                                             reduced  to  50%  during  such
                                             time that the Maximum Leverage
                                             (to be  defined)  is less than
                                             3.0 to 1.0.

                                        All such amounts  shall be applied,
                                        first,  to  the  prepayment  of the
                                        Senior Term Loans and,  second,  to
                                        the  permanent   reduction  of  the
                                        Revolving  Credit  Facility.   Each
                                        such  prepayment of the Senior Term
                                        Loans   shall  be  applied  to  the
                                        Tranche   A  Term   Loans  and  the
                                        Tranche  B  Term  Loans  and to the
                                        installments   thereof  ratably  in
                                        accordance     with     the    then
                                        outstanding amounts thereof and may
                                        not be reborrowed.  Notwithstanding
                                        the  foregoing,   so  long  as  any
                                        Tranche    A   Term    Loans    are
                                        outstanding, each holder of Tranche
                                        B Term  Loans  shall have the right
                                        to   refuse  up  to  100%  of  such
                                        prepayment allocable to its Tranche
                                        B Term  Loans  and  the  amount  so
                                        refused  will be  applied to prepay
                                        the Tranche A Term Loans.

IV. COLLATERAL                          The   obligations   of  each Credit
    ----------                          Party  in  respect  of  the  Credit
                                        Facilities  shall be  secured  by a
                                        perfected  first priority  security
                                        interest in all of its tangible and
                                        intangible    assets    (including,
                                        without  limitation,   intellectual
                                        property,  real property and all of
                                        the  capital  stock of the  Company
                                        and each of its direct and indirect
                                        domestic  subsidiaries,  and 2/3 of
                                        the capital stock of certain of its
                                        first  tier  foreign  subsidiaries)
                                        except  (i) with  respect  to those
                                        assets    subject   to   liens   in
                                        connection with Industrial  Revenue
                                        Refunding  Bonds  issued  to refund
                                        and   redeem   the  bonds  used  to
                                        finance the cost of the acquisition
                                        and  construction  of the Company's
                                        Virginia  manufacturing   facility,
                                        which   shall  be   secured   by  a
                                        perfected second priority  security
                                        interest  and (ii) for those assets
                                        as  to  which  the   Administrative
                                        Agent shall  determine  in its sole
                                        discretion   that   the   costs  of
                                        obtaining such a security  interest
                                        are  excessive  in  relation to the
                                        value   of  the   security   to  be
                                        afforded thereby,

V.   CERTAIN CONDITIONS
     ------------------

     INITIAL CONDITIONS................ The  availability  of   the  Credit
                                        Facilities   is   subject   to  the
                                        conditions  set forth on  Exhibit C
                                        to the Commitment Letter.

     ON-GOING CONDITIONS............... The  making  of  each  extension of credit  shall be  conditioned  upon
                                        (i)    the    accuracy    of    all
                                        representations  and  warranties in
                                        the      definitive       financing
                                        documentation  with  respect to the
                                        Credit    Facility   (the   "CREDIT
                                        DOCUMENTATION") (including, without
                                        limitation,  the  material  adverse
                                        change        and        litigation
                                        representations)   and  (ii)  there
                                        being  no   default   or  event  of
                                        default  in  existence  at the time
                                        of, or after  giving  effect to the
                                        making  of,   such   extension   of
                                        Credit.

V1.  CERTAIN DOCUMENTATION MATTERS..... The   Credit   Documentation  shall
                                        contain            representations,
                                        warranties, covenants and events of
                                        default customary for financings of
                                        this  type and other  terms  deemed
                                        appropriate by the Senior  Lenders,
                                        including, without limitation:

        REPRESENTATIONS AND
          WARRANTIES................... Financial statements (including pro
                                        forma    financial     statements);
                                        absence of undisclosed liabilities;
                                        no   material    adverse    change;
                                        corporate   existence;   compliance
                                        with  law;   corporate   power  and
                                        authority; enforceability of Credit
                                        Documentation; no conflict with law
                                        or  contractual   obligations;   no
                                        material  litigation;  no  default;
                                        ownership   of   property;   liens;
                                        intellectual    property;    taxes;
                                        Federal Reserve regulations; ERISA;
                                        Investment       Company       Act;
                                        subsidiaries;         environmental
                                        matters;  solvency;  labor matters;
                                        accuracy  of  disclosure;  creation
                                        and    perfection    of    security
                                        interests; and Year 2000 Matters.

        AFFIRMATIVE COVENANTS.......... Delivery  of  financial  statements,
                                        reports,    accountants'   letters,
                                        projections, officers' certificates
                                        and other information  requested by
                                        the  Senior  Lenders;   payment  of
                                        other obligations;  continuation of
                                        business   and    maintenance    of
                                        existence  and material  rights and
                                        privileges;  compliance  with  laws
                                        and      material       contractual
                                        obligations;     maintenance     of
                                        property and insurance; maintenance
                                        of books and records;  right of the
                                        Senior Lenders to inspect  property
                                        and books and  records;  notices of
                                        defaults,   litigation   and  other
                                        material  events;  compliance  with
                                        environmental     laws;     further
                                        assurances   (including,    without
                                        limitation,    with    respect   to
                                        security    interests    in   after
                                        acquired  property);  and agreement
                                        to obtain  within 90 days after the
                                        Closing    Date    interest    rate
                                        protection in amount and upon terms
                                        to be agreed.

        FINANCIAL COVENANTS............ Financial   covenants   (including,
                                        without     limitation,     minimum
                                        interest and fixed charge  coverage
                                        and  tangible net worth and maximum
                                        leverage).

        NEGATIVE COVENANTS............. Limitations     on:    indebtedness
                                        (including   preferred   stock   of
                                        subsidiaries);   liens;   guarantee
                                        obligations;               mergers,
                                        consolidations,   liquidations  and
                                        dissolutions;   sales  of   assets;
                                        leases;    dividends    and   other
                                        payments   in  respect  of  capital
                                        stock;    capital     expenditures;
                                        investments,  loans  and  advances;
                                        optional payments and modifications
                                        of  subordinated   and  other  debt
                                        instruments;    transactions   with
                                        affiliates;  sale  and  leasebacks;
                                        changes  in fiscal  year;  negative
                                        pledge clauses; changes in lines of
                                        business.

        EVENTS OF DEFAULT.............. Nonpayment  of principal  when due;
                                        nonpayment  of  interest,  fees  or
                                        other  amounts after a grace period
                                        to   be   agreed   upon;   material
                                        inaccuracy of  representations  and
                                        warranties;  violation of covenants
                                        (subject,  in the  case of  certain
                                        affirmative  covenants,  to a grace
                                        period   to   be   agreed    upon);
                                        cross-default;  bankruptcy  events;
                                        certain  ERISA   events;   material
                                        judgments;   actual   or   asserted
                                        invalidity   of  any  guarantee  or
                                        security  document,   subordination
                                        provisions  or  security  interest;
                                        and  a  change  of   control   (the
                                        definition   of   which  is  to  be
                                        agreed).

        VOTING......................... Amendments and waivers with respect to the Credit  Documentation  shall
                                        require  the   approval  of  Senior
                                        Lenders  holding  not  less  than a
                                        majority of the aggregate amount of
                                        the Senior  Term  Loans,  Revolving
                                        Credit  Loans   participations   in
                                        Letters  of  Credit  and  Swingline
                                        Loans and unused  commitments under
                                        the Credit Facilities,  except that
                                        (i)  the  consent  of  each  Senior
                                        Lender  affected  thereby  shall be
                                        required   with   respect   to  (a)
                                        reductions   in   the   amount   or
                                        extensions of the scheduled date of
                                        amortization  or final  maturity of
                                        any  Loan,  (b)  reductions  in the
                                        rate  of  interest  or  any  fee or
                                        extensions of any due date thereof,
                                        (c)  increases  in  the  amount  or
                                        extensions  of the  expiry  date of
                                        any Senior Lender's  commitment and
                                        (d)  modifications  to the pro rata
                                        provisions     of    the     Credit
                                        Documentation  and (ii) the consent
                                        of 100% of the Senior Lenders shall
                                        be  required  with  respect  to (a)
                                        modifications  to any of the voting
                                        percentages and (b) releases of all
                                        or   substantially   all   of   the
                                        Guarantors or all or  substantially
                                        all of the collateral. In addition,
                                        the   consent  of  Senior   Lenders
                                        holding a majority of the aggregate
                                        amount of the  Tranche A Term Loans
                                        or the Tranche B Term Loans, as the
                                        case may be, shall be required with
                                        respect  to  certain  modifications
                                        affecting   the  Senior  Term  Loan
                                        Facility.

        ASSIGNMENTS AND
          PARTICIPATIONS............... The   Senior   Lenders   shall   be
                                        permitted   to   assign   and  sell
                                        participations  in their  Loans and
                                        commitments,  subject,  in the case
                                        of    assignments    (other    than
                                        assignments      (i)     by     the
                                        Administrative   Agent,   (ii)   to
                                        another  Senior  Lender  or  to  an
                                        affiliate  of a  Senior  Lender  or
                                        (iii) of funded Senior Term Loans),
                                        to    the     consent     of    the
                                        Administrative    Agent   and   the
                                        Company (which consent in each case
                                        shall    not    be     unreasonably
                                        withheld). Non-pro rata assignments
                                        shall be permitted.  In the case of
                                        partial  assignments (other than to
                                        another  Senior  Lender  or  to  an
                                        affiliate of a Senior Lender),  the
                                        minimum  assignment amount shall be
                                        $5.0  million,  and,  after  giving
                                        effect   thereto,   the   assigning
                                        Senior     Lender     shall    have
                                        commitments  and Loans  aggregating
                                        at least $2.5 million, in each case
                                        unless   otherwise  agreed  by  the
                                        Company,   and  the  Administrative
                                        Agent.  Participants shall have the
                                        same benefits as the Senior Lenders
                                        with  respect  to yield  protection
                                        and  increased   cost   provisions.
                                        Voting rights of participants shall
                                        be  limited to those  matters  with
                                        respect  to which  the  affirmative
                                        vote  of  the  Senior  Lender  from
                                        which     it     purchased      its
                                        participation  would be required as
                                        described   under  "Voting"  above.
                                        Pledges of Loans in accordance with
                                        applicable  law shall be  permitted
                                        without   restriction.   Promissory
                                        notes  shall be  issued  under  the
                                        Credit Facilities only necessary to
                                        upon request.

        YIELD PROTECTION............... The   Credit  Documentation   shall
                                        contain  customary  provisions  (i)
                                        protecting   the   Senior   Lenders
                                        against  increased costs or loss of
                                        yield  resulting  from  changes  in
                                        reserve,  tax, capital adequacy and
                                        other  requirements of law and from
                                        the  imposition  of or  changes  in
                                        withholding or other taxes and (ii)
                                        indemnifying the Senior Lenders for
                                        "breakage    costs"   incurred   in
                                        connection    with,   among   other
                                        things,   any   prepayment   of   a
                                        Eurodollar   Loan  (as  defined  in
                                        Annex  A-I) on a day other than the
                                        last day of an interest period with
                                        respect thereto.

        EXPENSES AND
          INDEMNIFICATION.............. The   Company  shall  pay  (i)  all
                                        reasonable  out-of pocket  expenses
                                        of the Administrative Agent and the
                                        Arranger    associated   with   the
                                        syndication     of    the    Credit
                                        Facilities  and  the   preparation,
                                        execution,       delivery       and
                                        administration    of   the   Credit
                                        Documentation  and any amendment or
                                        waiver   with    respect    thereto
                                        (including  the  reasonable   fees,
                                        disbursements  and other charges of
                                        counsel) and (ii) all out-of-pocket
                                        expenses   of  the   Administrative
                                        Agent   and  the   Senior   Lenders
                                        (including the fees,  disbursements
                                        and other  charges of  counsel)  in
                                        connection  with the enforcement of
                                        the Credit Documentation.

                                        The   Administrative   Agent,   the
                                        Arranger  and  the  Senior  Lenders
                                        (and  their  affiliates  and  their
                                        respective   officers,   directors,
                                        employees,   advisors  and  agents)
                                        will  have no  liability  for,  and
                                        will  be   indemnified   and   held
                                        harmless    against,    any   loss,
                                        liability, cost or expense incurred
                                        in   respect   of   the   financing
                                        contemplated  hereby  or the use or
                                        the   proposed   use  of   proceeds
                                        thereof   (except   to  the  extent
                                        resulting from the gross negligence
                                        or   willful   misconduct   of  the
                                        indemnified party).

        GOVERNING LAW AND FORUM........ State of New York.

        SENIOR LENDERS' COUNSEL........ Latham & Watkins.

                                                                  ANNEX A-I
                                                                  ---------

                         INTEREST AND CERTAIN FEES
                         -------------------------

        INTEREST RATE OPTIONS.......... The  Company  may  elect  that  the
                                        Loans   comprising  each  borrowing
                                        bear  interest  at a rate per annum
                                        equal to:

                                        (i)  the   Base   Rate   plus   the
                                        Applicable Margin; or

                                        (ii) the Eurodollar  Rate plus tile
                                        Applicable Margin.

                                        provided, that all Swing Line Loans
                                        shall bear interest  based upon the
                                        Base Rate.

                                        As used herein:

                                        "BASE  RATE"  means the  highest of
                                        (i) the rate of  interest  publicly
                                        announced by Bankers  Trust Company
                                        as its prime  rate in effect at its
                                        principal  office  in New York City
                                        (the   "PRIME   RATE"),   (ii)  the
                                        secondary     market    rate    for
                                        three-month certificates of deposit
                                        (adjusted  for  statutory   reserve
                                        requirements)  plus 1% and (iii) the
                                        federal funds  effective  rate from
                                        time to time plus 0.5%.

                                        "APPLICABLE    MARGIN"    means   a
                                        percentage determined in accordance
                                        with  the  pricing  grid   attached
                                        hereto as Annex A-II

                                        "EURODOLLAR  RATE"  means  the rate
                                        (adjusted  for  statutory   reserve
                                        requirements    for    eurocurrency
                                        liabilities)  at  which  eurodollar
                                        deposits for one, two, three or six
                                        months (as selected by the Company)
                                        are   offered   in  the   interbank
                                        eurodollar market,

        INTEREST PAYMENT DATES......... In   the  case   of  Loans  bearing
                                        interest  based  upon the Base Rate
                                        ("BASE RATE  LOANS"),  quarterly in
                                        arrears.

                                        In  the  case  of   Loans   bearing
                                        interest  based upon the Eurodollar
                                        Rate ("EURODOLLAR  LOANS"),  on the
                                        last day of each relevant  interest
                                        period  and,  in  the  case  of any
                                        interest  period  longer than three
                                        months,  on  each  successive  date
                                        three months after the first day of
                                        such interest period.

        COMMITMENT FEES................ The Company shall pay a  commitment fee  calculated  at the  applicable
                                        rate per  annum  set forth in Annex
                                        A-II on the  average  daily  unused
                                        portion  of  the  Revolving  Credit
                                        Facility,   payable   quarterly  in
                                        arrears.  Swing Line  Loans  shall,
                                        for purposes of the  commitment fee
                                        calculations only, not be deemed to
                                        be a  utilization  of the Revolving
                                        Credit Facility.

        LETTER OF CREDIT FEES.......... The Company shall pay  a commission
                                        on  all   outstanding   Letters  of
                                        Credit at a per annum rate equal to
                                        the   Applicable   Margin  then  in
                                        effect with  respect to  Eurodollar
                                        Loans  on the face  amount  of each
                                        such   Letter   of   Credit.   Such
                                        commission  shall be shared ratably
                                        among    the     Senior     Lenders
                                        participating   in  the   Revolving
                                        Credit   Facility   and   shall  be
                                        payable  quarterly  in arrears.

                                        In  addition  to  letter  of credit
                                        commission,    a    fronting    fee
                                        calculated  at a rate per  annum to
                                        be agreed  upon by the  Company and
                                        the Issuing Bank on the face amount
                                        of each  Letter of Credit  shall be
                                        payable quarterly in arrears to the
                                        Issuing  Senior  Lender for its own
                                        account.  In  addition,   customary
                                        administrative,           issuance,
                                        amendment,  payment and negotiation
                                        charges  shall  be  payable  to the
                                        Issuing  Senior  Lender for its own
                                        account.

        DEFAULT RATE................... At any time when the  Company is in
                                        default  in  the   payment  of  any
                                        amount of  principal  due under the
                                        Credit   Facilities,   such  amount
                                        shall bear interest at 2% above the
                                        rate otherwise  applicable thereto.
                                        Overdue  interest,  fees and  other
                                        amount  shall bear  interest  at 2%
                                        above the rate  applicable  to Base
                                        Rate Loans.

        RATE AND FEE BASIS............. All  per   annum   rates  shall  be
                                        calculated  on the  basis of a year
                                        of 360  days (or 365  days,  in the
                                        case  of  Base   Rate   Loans   the
                                        interest  rate  payable on which is
                                        then  based on the Prime  Rate) and
                                        the actual number of days elapsed.

                                                            ANNEX A-II
                                                            ----------

        PRICING GRID - SENIOR TERM LOANS AND REVOLVING CREDIT LOANS
        -----------------------------------------------------------

-----------------------------------------------------------------------------------------------
Ratio of                      Applicable Margin-       Commitment  Applicable Margin- Base Rate
Total                         Eurodollar Loans[*]        Fee[*]       Loans[*]
Debt to
EBITDA
-----------------------------------------------------------------------------------------------
                              Tranche A    Tranche B                Tranche A &   Tranche B
                              & Revolver                            Revolver

(Less than)    5.0: 1-0       2.75%        3.00%        0.50%       1.75%         2.00%

(Less than)    4.0: 1.0       2.50%        3.00%        0.50%       1.50%         2.00%

(Less than)    3.0: 1.0       2.25%        3.00%        0.375%      125%          2.00%

(Greater than) 3.0: 1.0       1.75%        3.00%        0.375%      0.75%         2.00%

*Notwithstanding the foregoing grid, the Applicable Margin and Commitment Fee Rate for Tranche A Term Loans and the Revolving Credit Loans for the
period from the Closing Date until the date of delivery to the Administrative Agent of the Company's financial statements for the first two fiscal quarters following the Closing Date will be 2.75% (Eurodollar Rate Loans), 1.75% (Base Rate Loans) and 0.50% (Commitment Fee Rate) respectively.

                      EXHIBIT B TO COMMITMENT LETTER
                      ------------------------------

                     SUMMARY OF TERMS OF INTERIM LOANS
                     ---------------------------------

          Set forth below is a summary of certain of the terms of the Interim Loans and the Interim Loan Agreement. Capital terms used and not otherwise defined herein have the meanings set forth in the Commitment Letter to which this Summary of Terms is attached and of which it forms a part.

        COMPANY........................ The Company.

        ARRANGER....................... Lehman Brothers.

        ADMINISTRATIVE AGENT AND
          DOCUMENTATION AGENT.......... LCPI.

        LOANS ......................... $115.0     million     of    Senior
                                        Subordinated Increasing Rate  Loans
                                        due 2000 (the "INTERIM LOANS").

        SUBORDINATION.................. The    Interim    Loans    and  all
                                        obligations  with  respect  thereto
                                        will be  subordinated  in  right of
                                        payment  to the  payment in full of
                                        all   obligations  of  the  Company
                                        under  the  Credit  Facilities  and
                                        certain   refinancings  thereof  on
                                        terms  satisfactory  to the Lenders
                                        in  their  sole   discretion.   The
                                        Company  will not be  permitted  to
                                        incur  any  indebtedness   that  is
                                        subordinated   to  any   borrowings
                                        under  the  Credit  Facilities  and
                                        senior to any other indebtedness of
                                        the   Company.   Nothing   in   the
                                        subordination    provisions    will
                                        prevent any holder of Interim Loans
                                        from  receiving  and  retaining any
                                        proceeds originally received by the
                                        Company  or any  subsidiary  of the
                                        Company  that  were  used to  repay
                                        Interim   Loans   to   the   extent
                                        required   under   the   "Mandatory
                                        Repayment"    provision   described
                                        below, and the same may be retained
                                        by such  holder  free and  clear of
                                        any  claims by holders of any debt,
                                        pursuant  to  these   subordination
                                        provisions or otherwise.

        USE OF PROCEEDS................ Proceeds   from  the  Interim Loans
                                        will be used to fund, in part,  the
                                        Acquisition.

        MATURITY....................... 365  days  from the date of initial funding (the "MATURITY DATE"),  The
                                        initial  date  of  funding  of  the
                                        Interim   Loans   is    hereinafter
                                        referred to as the "CLOSING  DATE,"
                                        which   shall  be  no  later   than
                                        November 30, 1999.

        MANDATORY ROLLOVER............. If (i)  the  Interim  Loans are not
                                        repaid  in full on or  prior to the
                                        Maturity    Date   and   (ii)   the
                                        conditions  precedent  set forth in
                                        Exhibit B to the Commitment  Letter
                                        are  satisfied,  then  the  Interim
                                        Loans    will   be    automatically
                                        extended on the Maturity  Date into
                                        Term Loans due 2009 of the  Company
                                        (the "TERM  LOANS" in an  aggregate
                                        principal   amount   equal  to  the
                                        aggregate   principal   amount   of
                                        Interim Loans so extended. The Term
                                        Loans will have the terms set forth
                                        in  Annex  B-I  to  the  Commitment
                                        Letter.        Under        certain
                                        circumstances,  Term  Loans  may be
                                        exchanged  by the  holders  thereof
                                        for  Exchange  Notes.  The Exchange
                                        Notes will have the Terms set forth
                                        in  Annex  B-I  to  the  Commitment
                                        Letter.  The Exchange Notes will be
                                        issued,  undated,  on  the  Closing
                                        Date  and   placed   in  an  escrow
                                        account  and  held  by  a  mutually
                                        agreeable  fiduciary  pending  such
                                        exchange.

        INTEREST....................... The   Interim   Loans   will   bear
                                        interest  at a  variable  per annum
                                        rate equal to the sum of (i) a base
                                        rate to be  selected by the Company
                                        on the  date of  funding  equal  to
                                        either (a) the one- or  three-month
                                        London   Interbank   Offered  Rate,
                                        reset monthly or quarterly,  as the
                                        case may be (the  "LIBOR  RATE") or
                                        (b) the Base  Rate (as  defined  in
                                        the Credit  facilities Term Sheet),
                                        in  each  case  calculated  on  the
                                        basis of the actual  number of days
                                        elapsed in a year of 360 days, plus
                                        (ii) a spread (the "SPREAD")  equal
                                        to (a) 600 basis  points in case of
                                        the  LIBOR  Rate or (b)  500  basis
                                        points  in case of the  Base  Rate.
                                        The  Spread  will  increase  by  50
                                        basis   points   upon  each  90-day
                                        anniversary  of the date of funding
                                        of the Interim Loans.  The interest
                                        rate on the Interim  Loans (i) will
                                        not  at any  time  exceed  18%  per
                                        annum and (ii) will not at any time
                                        be less than 11% per annum.  To the
                                        extent  that  the  total   interest
                                        payable on the Interim Loans on any
                                        interest  payment  date exceeds 14%
                                        per annum,  the Company  shall have
                                        the  option  to  pay  such   excess
                                        interest   by   capitalizing   such
                                        interest  as   additional   Interim
                                        Loans.  Interest  will  be  payable
                                        quarterly,   in  arrears,   on  the
                                        Maturity  Date  and on the  date of
                                        any   prepayment   of  the  Interim
                                        Loans.      Notwithstanding     the
                                        limitations   set   forth  in  this
                                        paragraph,  interest will accrue on
                                        any   overdue    amount    (whether
                                        interest  or  principal,  including
                                        default  interest),  to the  extent
                                        lawful,  at a rate per annum  equal
                                        to 200 basis  points  over the then
                                        current   interest   rate   on  the
                                        Interim  Loans,  until such  amount
                                        (plus  all   accrued   and   unpaid
                                        interest)  is  paid  in  full.  For
                                        Interim Loans outstanding after the
                                        Maturity  Date,  interest  will  be
                                        payable  on demand  at the  default
                                        rate.

        GUARANTEES..................... The    Interim    Loans   will   be
                                        guaranteed on a senior subordinated
                                        basis  by  each  affiliate  of  the
                                        Company  that  guarantees  all or a
                                        portion of the  indebtedness  under
                                        the    Credit    facilities    (the
                                        "GUARANTORS".     A    subsidiary's
                                        guarantee will be released upon the
                                        sale of such subsidiary, subject to
                                        use of the  proceeds  therefrom  to
                                        repay    Interim    Loans    and/or
                                        borrowings    under   the    Credit
                                        Facilities.

        MANDATORY REPAYMENT............ The  Company  will  repay   Interim
                                        Loans  with the net  proceeds  from
                                        (i) any direct or  indirect  public
                                        offering  or private  placement  of
                                        the    Notes,    the   High   Yield
                                        Securities   or  any   other   debt
                                        securities of the Company or any of
                                        the Company's  subsidiaries  or any
                                        equity securities of the Company or
                                        any  direct  or   indirect   parent
                                        holding  company  of  the  Company,
                                        (ii) the  incurrence  of any  other
                                        indebtedness  by the Company or any
                                        subsidiary  of the  Company  or any
                                        direct or indirect  parent  holding
                                        company of the Company  (other than
                                        under  the  Credit  Facilities  and
                                        certain  permitted  indebtedness as
                                        in effect on the Closing  Date) and
                                        (iii) any future issuances or sales
                                        of stock of  subsidiaries  or sales
                                        of  assets  (subject  to  customary
                                        ordinary course  exceptions) by the
                                        Company  or any  subsidiary  of the
                                        Company,  subject,  in the  case of
                                        clauses (ii) and (iii) only, to the
                                        required  prior  repayment  of  any
                                        amount outstanding under the Credit
                                        Facilities, in each case at 100% of
                                        the principal amount of the Interim
                                        Loans repaid, plus accrued fees and
                                        all accrued and unpaid interest and
                                        fees to the date of the repayment.

        CHANGE OF CONTROL.............. Each   holder   of   Interim   Loans
                                        will be  entitled  to  require  the
                                        Company,   and  the  Company   must
                                        offer,  to repay the Interim  Loans
                                        held by such  holder  at a price of
                                        101%  of  principal  amount,   plus
                                        accrued  fees and all  accrued  and
                                        unpaid  interest  to  the  date  of
                                        repayment, upon the occurrence of a
                                        Change of  Control  (as  defined in
                                        the Interim Loan Agreement).

        OPTIONAL REPAYMENT............. The Interim Loans may be repaid, in whole  or in  part  on a  pro  rata
                                        basis, at the option of the Company
                                        at  any  time  upon  five  business
                                        days'  prior  written  notice  at a
                                        price   equal   to   100%   of  the
                                        principal   amount  thereof,   plus
                                        accrued  fees and all  accrued  and
                                        unpaid  interest  to  the  date  of
                                        repayment.

        PAYMENTS....................... Payments  by the  Company  will  be
                                        made    by   wire    transfer    of
                                        immediately available funds.

        TRANSFERABILITY................ With     the     consent   of   the
                                        Administrative Agent (which consent
                                        shall not be unreasonably withheld)
                                        (other   than   in  the   case   of
                                        transfers  or  sales  to  Permitted
                                        Assignees   pursuant  to  which  no
                                        consent is  required),  each of the
                                        Interim  Lenders  will  be  free to
                                        sell or transfer all or any part of
                                        its  Interim  Loans  to  any  third
                                        party and to  pledge  any or all of
                                        the Interim Loans to any commercial
                                        bank or other institutional lender.
                                        Participations will not require the
                                        consent  of  the   Company  or  the
                                        Administrative Agent.

        AMENDMENTS..................... Modifications to the terms  of  the
                                        Interim Loan  Agreement may be made
                                        with the  consent of the holders of
                                        a majority in  aggregate  principal
                                        amount of the  Interim  Loans  then
                                        outstanding,  except  that  without
                                        the   consent  of  each  holder  of
                                        Interim Loans affected thereby,  no
                                        modification   or  change  may  (i)
                                        extend  the  maturity  or  time  of
                                        payment of  interest of any Interim
                                        Loans,  (ii)  reduce  the  rate  of
                                        interest or the principal amount of
                                        any Interim Loans,  (iii) alter the
                                        repayment provisions of the Interim
                                        Loans,      (iv)     change     the
                                        subordination   provisions   in   a
                                        manner that would adversely  affect
                                        the holders of the Interim Loans or
                                        (v)   reduce  the   percentage   of
                                        holders   necessary  to  modify  or
                                        change the Interim Loans.

        COST AND YIELD PROTECTION...... The Interim Lenders  shall  receive cost and yield protection customary
                                        for facilities and  transactions of
                                        this   type,   including   but  not
                                        limited to breakage  costs incurred
                                        in connection with any repayment of
                                        the  Interim  Loans on a day  other
                                        than the  last  day of an  interest
                                        period,  compensation in respect of
                                        prepayments,  taxes  (including but
                                        not limited to gross-up  provisions
                                        for  withholding  taxes  imposed by
                                        any     domestic     or     foreign
                                        governmental  authority,  including
                                        taxes    relating    to    gross-up
                                        payments),   changes   in   capital
                                        requirements,     guidelines     or
                                        policies or their interpretation or
                                        application,  illegality, change in
                                        circumstances,  reserves  and other
                                        provisions  deemed necessary by the
                                        Interim    Lenders    to    provide
                                        customary  protection  for U.S. and
                                        non-U.S. financial institutions.

        REPRESENTATIONS AND
          WARRANTIES................... The  Interim  Loan   Agreement will
                                        contain  such  representations  and
                                        warranties  of the  Company and the
                                        Guarantors  as  are  customary  for
                                        financings  of this  kind or deemed
                                        appropriate by the Interim  Lenders
                                        for this  transaction in particular
                                        (in   their    sole    discretion).


        COVENANTS...................... The  Interim  Loan  Agreement  will
                                        contain   such   covenants  of  the
                                        Company and the  Guarantors  as are
                                        usual and customary for  financings
                                        of this  kind  or as are  otherwise
                                        deemed  appropriate  by the Interim
                                        Lenders  for  this  transaction  in
                                        particular     (in    their    sole
                                        discretion).

        CONDITIONS PRECEDENT........... The   obligation   of  each  of the
                                        Interim Lenders to provide or cause
                                        one of its  affiliates  to  provide
                                        the  Interim  Loans will be subject
                                        to  the  conditions  set  forth  on
                                        Annex C to the Commitment Letter.

        EVENTS OF DEFAULT; REMEDIES.... The   Interim   Loan Agreement will
                                        contain  such  events of default as
                                        are  customary  for  financings  of
                                        this kind or deemed  appropriate by
                                        the   Interim   Lenders   for  this
                                        transaction in particular (in their
                                        sole    discretion),     including,
                                        without limitation, compliance with
                                        the Interim Loan Fee Letter. If the
                                        Company  or the  Sponsor  fails  to
                                        comply with the  provisions  of the
                                        Interim  Loan  Fee  Letter  in  any
                                        material  respect at any time, then
                                        the   Interim   Lenders   shall  be
                                        entitled to unilaterally  amend the
                                        provisions of the Interim Agreement
                                        (and related documents) relating to
                                        interest rate, optional redemption,
                                        maturity,  the issuance of warrants
                                        and  registration  rights  so as to
                                        reflect the terms of the High Yield
                                        Securities  and warrants that would
                                        have been issued in accordance with
                                        the Interim Loan Fee Letter had the
                                        Company  and the  Sponsor  complied
                                        therewith.

        GOVERNING LAW.................. State of New York.

        INTERIM LENDERS' COUNSEL....... Latham & Watkins.

                                                                  ANNEX B-I
                                                                  ---------

             SUMMARY OF TERMS OF TERM LOANS AND EXCHANGE NOTES
             -------------------------------------------------

     Capitalized terms used but not defined herein have the meanings assigned to them in the Commitment Letter to which this Annex B-I is attached.

        COMPANY........................ The Company.

        TERM LOANS..................... On the  Maturity  Date,  subject to satisfaction  of the conditions set
                                        forth   below,    the   outstanding
                                        Interim Loans will be automatically
                                        extended  into Term Loans. The Term
                                        Loans  will  be   governed  by  the
                                        provisions   of  the  Interim  Loan
                                        Agreement and,  except as expressly
                                        set  forth  below,  shall  have the
                                        same terms as the Interim Loans.

        EXCHANGE NOTES................. At  any  time  on  or   after   the
                                        Maturity  Date,  a  holder  of Term
                                        Loans may  exchange,  in connection
                                        with the transfer of a Term Loan to
                                        any person  other than a person who
                                        was  an   Interim   Lender  on  the
                                        Maturity  Date and with the consent
                                        of the Administrative Agent, all or
                                        a portion  of the Term  Loans to be
                                        transferred   for  Exchange   Notes
                                        having a principal  amount equal to
                                        the  principal  amount  of the Term
                                        Loan for which it is exchanged  and
                                        having a fixed  interest rate equal
                                        to the  interest  rate on the  Term
                                        Loan at the time of transfer.

                                        The  Company  will  issue  Exchange
                                        Notes  under  an   indenture   that
                                        complies  with the Trust  Indenture
                                        Act  of  1939,   as  amended   (the
                                        "INDENTURE").   The  Company   will
                                        appoint   a   trustee    reasonably
                                        acceptable  to  the  Administrative
                                        Agent.  The Exchange  Notes and the
                                        Indenture  will be  fully  executed
                                        and  deposited  into  escrow on the
                                        Closing Date.

        MATURITY....................... The  Term  Loans  and the  Exchange
                                        Notes  will  mature  on  the  ninth
                                        anniversary  of the  Maturity  Date
                                        (the "FINAL RISK MATURITY DATE").

        CONDITIONS PRECEDENT........... The   obligation  of  each  of  the
                                        Interim   Lenders  to  convert  the
                                        Interim Loans to Term Loans will be
                                        subject     to    the     following
                                        conditions:

                                        1.   No   Defaults.   No  event  of
                                             default,  or event  which with
                                             the  giving  of  notice or the
                                             lapse of time, or both,  would
                                             become  an  Event  of  Default
                                             shall  have  occurred  and  be
                                             continuing  under the  Interim
                                             Loan Agreement, the Engagement
                                             Letter,  the Fee Letter or any
                                             other  document   executed  in
                                             connection           therewith
                                             (collectively,   the  "INTERIM
                                             LOAN  DOCUMENTATION")  and  no
                                             payment   default  shall  have
                                             occurred  and  be   continuing
                                             under the Credit Facilities.

                                        2.   Payment  of Fees  and  Accrued
                                             Interest.  The  Company  shall
                                             have   paid   in   immediately
                                             available  funds  all  accrued
                                             and   unpaid   interest   with
                                             respect to the  Interim  Loans
                                             and  all  fees  then  due  and
                                             owing,  in accordance with the
                                             terms  of  the  Interim   Loan
                                             Documentation.

                                        3.   Shelf Registration.  The Shelf
                                             Registration   Statement   (as
                                             defined   under  the   heading
                                             "Registration  Rights"  below)
                                             with  respect to the  Exchange
                                             Notes  shall  have been  filed
                                             with   the    Securities   and
                                             Exchange Commission.

        INTEREST RATE.................. The Term Loans  will bear  interest at an increasing  rate equal to the
                                        Initial   Rollover  Rate  plus  the
                                        Rollover Spread (as defined below).
                                        The interest rate on the Term Loans
                                        in  effect  at any time  shall  not
                                        exceed  18%  per  annum  or be less
                                        than 13.5% per annum. To the extent
                                        interest  payable on the Term Loans
                                        on any quarterly  interest  payment
                                        date is at a rate that  exceeds 14%
                                        per annum,  the Company  shall have
                                        the  option  to  pay  such   excess
                                        interest   by   capitalizing   such
                                        interest as  additional Term Loans.
                                        Notwithstanding the limitations set
                                        forth in this  paragraph,  interest
                                        will accrue on any  overdue  amount
                                        (whether   interest  or  principal,
                                        including defaulted  interest),  to
                                        the  extent  lawful,  at a rate per
                                        annum  equal  to 200  basis  points
                                        over  the  then  current   interest
                                        rate,  until such amount  (plus all
                                        accrued  and  unpaid  interest)  is
                                        paid in full.

                                        "INITIAL  ROLLOVER  RATE"  shall be
                                        determined  as of the Maturity Date
                                        of  the  Interim  Loans  and  shall
                                        equal the  interest  rate  borue by
                                        the   Interim   Loans  on  the  day
                                        immediately  preceding the Maturity
                                        Date.

                                        "ROLLOVER SPREAD" shall be 50 basis
                                        points  during  the  90-day  period
                                        commencing  on the  Maturity  Date.
                                        The Rollover  Spread shall increase
                                        by 50 basis points upon each 90-day
                                        anniversary of the Maturity Date.

                                        Interest  on  the  Term  Loans  and
                                        Exchange   Notes  will  be  payable
                                        quarterly  in  arrears on the first
                                        business day of each fiscal quarter
                                        of the  Company,  on  the  Maturity
                                        Date of the Term Loans and Exchange
                                        Notes   and  on  the  date  of  any
                                        prepayment thereof.

        SUBORDINATION.................. Same as Interim Loans.

        GUARANTEES..................... Same as Interim Loans.

        MANDATORY REPAYMENT............ Same as Interim Loans.

        CHANGE OF CONTROL.............. Same as Interim Loans.

        OPTIONAL REPAYMENT............. Except as set forth below, the Term
                                        Loans may be repaid or redeemed, in
                                        whole or in part,  at the option of
                                        the  Company  at any time upon five
                                        business days' prior written notice
                                        at a  price  equal  to  100% of the
                                        principal   amount  thereof,   plus
                                        accrued  fees and all  accrued  and
                                        unpaid  interest  to  the  date  of
                                        repayment.

                                        The   Exchange    Notes   will   be
                                        redeemable at any time, in whole or
                                        in  part,  at  the  option  of  the
                                        Company,  subject  to  a  customary
                                        make-whole  premium  of  treasuries
                                        plus 50 basis points.

        YIELD PROTECTION............... Same as Interim Loans.

        PAYMENTS....................... Same as Interim Loans.

        COVENANTS...................... Same as Interim Loans,  in the case of the  Term  Loans.  The  Exchange
                                        Notes will have covenants customary
                                        for an  indenture  governing a high
                                        yield  senior   subordinated   note
                                        issue  (but  more   restrictive  in
                                        certain respects,  as determined by
                                        the  Administrative  Agent  in  its
                                        sole discretion).

        EVENTS OF DEFAULT.............. Same as Interim Loans,  in the case of the  Term  Loans.  The  Exchange
                                        Notes  will have  events of default
                                        that are customary for an indenture
                                        governing   a  high  yield   senior
                                        subordinated  note  issue (but more
                                        restrictive in certain respects, as
                                        determined  by  the  Administrative
                                        Agent in its sole discretion).

        TRANSFERABILITY................ Unlimited   except   as   otherwise
                                        provided by law.

        DEFEASANCE PROVISIONS.......... None with  respect  to Term  Loans.
                                        The   Exchange   Notes   will  have
                                        defeasance provisions customary for
                                        high yield securities.

        AMENDMENTS..................... Same as Interim Loans.

        REGISTRATION RIGHTS............ Prior  to the  Maturity  Date,  the
                                        Company  will be required to file a
                                        shelf  registration  statement with
                                        respect  to the  Exchange  Notes (a
                                        "SHELF  REGISTRATION   STATEMENT").
                                        The    filing    of    the    Shelf
                                        Registration  Statement  will  be a
                                        condition    precedent    to    the
                                        extension of Interim  Loans to Term
                                        Loans.    The   Company   and   the
                                        Guarantors,  jointly and severally,
                                        will pay liquidated  damages in the
                                        form of  increased  interest  of 50
                                        basis   points  on  the   principal
                                        amount    of     Exchange     Notes
                                        outstanding  to holders of Exchange
                                        Notes (i) if the Shelf Registration
                                        Statement is not declared effective
                                        by the  SEC  within  60 days of the
                                        Maturity  Date,  until  such  Shelf
                                        Registration  Statement is declared
                                        effective,   and  (ii)  during  any
                                        period   of   time    (subject   to
                                        customary exceptions) following the
                                        effectiveness    of    the    Shelf
                                        Registration  Statement  that  such
                                        Shelf Registration Statement is not
                                        available  for  sales   thereunder.
                                        After  12  weeks,   the  liquidated
                                        damages shall  increase by 50 basis
                                        points,  and shall  increase  by 50
                                        basis   points  for  each  12  week
                                        period   thereafter  to  a  maximum
                                        increase  in  interest of 200 basis
                                        points (such  damages to be payable
                                        in the form of additional  Exchange
                                        Notes, if the interest rate thereon
                                        exceeds   14%   per   annum).    In
                                        addition,   unless  and  until  the
                                        Company   has   caused   the  Shelf
                                        Registration  Statement  to  become
                                        effective,   the   holders  of  the
                                        Exchange  Notes will have the right
                                        to "piggy-back" in the registration
                                        of any  debt  or  preferred  equity
                                        securities  (subject  to  customary
                                        scale-back   provisions)  that  are
                                        registered  by the  Company  (other
                                        than on a Form S-4)  unless all the
                                        Exchange  Notes will be redeemed or
                                        repaid  from the  proceeds  of such
                                        securities.  The  Company  will  be
                                        required   to   effect   an   "A/B"
                                        exchange  offer to all  holders  of
                                        Exchange  Notes  within  60 days of
                                        the issuance of the Exchange  Notes
                                        if the  holders  of a  majority  in
                                        principal  amount  of the  Exchange
                                        Notes then outstanding so request.

                       EXHIBIT C TO COMMITMENT LETTER
                       ------------------------------

                             FUNDING CONDITIONS
                             ------------------

Capitalized terms used but not defined herein have the meanings assigned to them in the Commitment Letter to which this Exhibit C is attached and of which it forms a part. The availability of the Interim Loans and the Credit Facilities is conditioned upon satisfaction of, among other things, the conditions precedent summarized below (the date upon which all such conditions precedent shall be satisfied and the Interim Loans and Credit
Facilities will be funded, the "CLOSING DATE") on or before November 30, 1999.

(a) Each Credit Party shall have executed and delivered definitive financing documentation with respect to the Interim Loans and the Credit Facilities in form and substance satisfactory to the Lenders containing the terms and conditions described herein and other terms and conditions customary for similar transactions and the conditions thereto shall have been satisfied, including lien searches, solvency opinions, environmental reports and legal opinions.

(b) There shall not exist (pro forma for the Acquisition and the financing thereof) any default or event of default under the Credit Facilities, the Interim Loan Agreement or under any other material indebtedness or agreement of the Company or the Acquired Business.

(c) The Company shall have received (i) up to $47.2 million in cash or contributed capital from the issuance or retention of its equity securities to the Sponsor, its affiliates, or by members of the management of the Acquired Business and (ii) and shall have issued $28.0 million of its preferred stock, in each case, on terms satisfactory to the Lenders it being understood that the terms and conditions on Exhibit A to the Sponsor's bid letter dated April 30, 1999 are satisfactory. The capital structure of each Credit Party after the Acquisition shall be as described in the Commitment Letter.

(d) The Acquisition shall have been consummated for an aggregate purchase price not exceeding $372.0 million (including fees and expenses not exceeding $23.0 million in the aggregate) pursuant to documentation satisfactory to the Lenders, and no provision thereof shall have been waived, amended, supplemented or otherwise modified.

(e) The Sponsor and the Company shall have complied with all of their obligations under and agreements in the Commitment Letter, the Engagement Letter and the Fee Letters, including without limitation, their obligations with respect to the marketing of High Yield Securities.

(f) There shall not have occurred or become known to the Lenders any event, development or circumstance that has caused or could reasonably be expected to cause a material adverse condition or material adverse change in or affecting (i) the Acquisition, (ii) the condition (financial or otherwise), results of operation, assets, liabilities, management, prospects or value of the Company and its subsidiaries, taken as a whole, or the Acquired Business and its subsidiaries, taken as a whole, or that calls into question in any material respect the projections previously supplied to the Lenders or any of the material assumptions on which the projections were prepared or (iii) the validity or enforceability of any of the Credit Documentation or the documents relating to the Interim Loans or the rights and remedies of the Administrative Agent and the Lenders thereunder.

(g) There shall not have occurred any material adverse change, as determined by the Lenders in their sole discretion, in the financial or capital markets generally, or in the markets for bank loan or bridge loan syndication, or high yield debt in particular or affecting the syndication or funding of bank loans or bridge loans (or the refinancing thereof) that may have a material adverse impact on the ability to sell or place the Notes or the High Yield Securities or to syndicate the Credit Facilities or the Interim Loans.

(h) All governmental and third party approvals (including landlords' and other consents) necessary or, in the discretion of the Administrative Agent, advisable in connection with the Acquisition, the financing contemplated hereby and the continuing operations of the Company and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing thereof.

(i) The Lenders shall have received audited and unaudited financial statements of the Company, the Guarantors and the Acquired Business and all other completed or probable acquisitions (including pro forma financial statements) meeting the requirements of Regulation S-X for a form S-1 registration statement under the Securities Act of 1933, as amended, including an audit of the twelve months ended June 30, 1999 of the Acquired Business, and all such financial statements shall be satisfactory in form to the Lenders.

                                                                EXHIBIT 9.7




                    O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                    TERMS OF THE SENIOR PREFERRED STOCK

          Certain capitalized terms used herein are defined in Section 5 hereof.

     Section 1.   Dividends.
                  ---------

          1A. General Obligation. When and as declared by the Corporation's board of directors and to the extent permitted under the General
Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of the Senior Preferred Stock, par value $1.00 per share (the "Senior Preferred Stock") as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Senior Preferred Stock (a "Share") shall accrue on a daily basis at the rate of 12% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such Share to and including the date on which the Liquidation Value of such Share (plus all accrued, accumulated and unpaid dividends thereon) is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          1B. Dividend Reference Dates. To the extent not paid on June 30 and December 31 of each year, beginning on December 31, 1999 (the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

          1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Senior Preferred Stock, such payment shall be distributed ratably among the holders of the Senior Preferred Stock based upon the number of Shares held by each such holder.

          Section 2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, each holder of Senior Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued, accumulated and unpaid dividends) of all Shares held by such holder, and the holders of Senior Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Senior Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued, accumulated and unpaid dividends) of the Senior Preferred Stock held by each such holder. Prior to the time of any liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Senior Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

     Section 3.   Redemptions.
                  -----------

          3A. Redemption Payment. For each Share which is to be redeemed, the Corporation shall be obligated to pay to the holder thereof upon surrender by such holder at the Corporation's principal office of the certificate representing such Share (the "Redemption Date") an amount in immediately available funds equal to the Liquidation Value of such Share (plus all accrued, accumulated and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus all accrued, accumulated and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to the time of any redemption of Senior Preferred Stock, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed.

          3B. Notice of Redemption. The Corporation shall mail written notice of each redemption of any Senior Preferred Stock to each record holder of Senior Preferred Stock not more than 30 nor less than 3 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

          3C. Determination of the Number of Each Holder's Shares to be Redeemed. The number of Shares of Senior Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares of Senior Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of Shares of Senior Preferred Stock then held by such holder and the denominator of which shall be the total number of Shares of Senior Preferred Stock then outstanding.

          3D. Dividends After Redemption. No Share is entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued, accumulated and unpaid dividends thereon) is paid in full to the holder thereof. On such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding.

          3E. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

          3F. Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Senior Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Senior Preferred Stock on the basis of the number of Shares of Senior Preferred Stock owned by each such holder. So long as any shares of Senior Preferred Stock remain outstanding, the Corporation shall not redeem, purchase or otherwise acquire any Junior Securities; provided that, the Corporation may purchase Junior Securities from present or former employees pursuant to written contracts with such employees [parameters of such repurchases to be agreed between OSI Acquisition, Inc. and O'Sullivan Industries Holdings, Inc.].

          3G. Optional Redemptions. The Corporation may, at its option, redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part, the Senior Preferred Stock.

          3H. Scheduled Redemptions. The Corporation shall redeem all outstanding Shares of Senior Preferred Stock on the 12th anniversary of the date of issuance of such Shares at a price per Share equal to the Liquidation Value thereof (plus all accrued, accumulated and unpaid dividends thereon).

          3I. Mandatory Redemption. The Corporation shall redeem all outstanding Shares of Senior Preferred Stock upon the consummation of a Change in Control at a price per Share equal to the Liquidation Value thereof (plus all accrued, accumulated and unpaid dividends thereon).

     Section 4. Voting Rights. Except as otherwise required by law, the Senior Preferred Stock shall have no voting rights.

     Section 5.  Definitions.
                 -----------

          "Change in Control" means any transaction or series of related transactions as a result of which any Unaffiliated Third Party acquires more than 50% of the Common Stock outstanding on a fully diluted basis at the time of such transaction.

          "Common Stock" means the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Junior  Securities"  means  any  of  the  Corporation's   equity
securities other than the Senior Preferred Stock.

          "Liquidation Value" of any Share as of any particular date shall be equal to $1.75.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Redemption Date" is defined in paragraph 3A.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

          "Unaffiliated Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

     Section 6. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of at least 51% of the Senior Preferred Stock outstanding at the time.

     Section 7. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).